UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material under §240.14a-12
HUB GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Hub Group, Inc.
2000 Clearwater Drive
OAK BROOK, ILLINOIS 60523
April 12, 2022
Dear Fellow Stockholder:
We will hold the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Hub Group, Inc. at 10:00 a.m. Central time on Tuesday, May 24, 2022. Our Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.
As in prior years, we have again elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. The accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement describes the matters to be acted upon and is available at www.proxyvote.com and at our corporate website www.hubgroup.com/proxy. The Annual Report to Stockholders (which includes our Annual Report on Form 10-K) also is available at those websites. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to obtain the information they need, while reducing the environmental impact of the Annual Meeting and our costs associated with the physical printing and mailing of proxy materials.
It is important that your shares be represented at the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HUBG2022, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. We hope you will participate in the Annual Meeting. However, even if you anticipate attending the virtual meeting, we urge you to please vote your proxy either by mail, telephone or over the Internet in advance of the Annual Meeting to ensure that your shares will be represented.
I look forward to updating you on developments in our business at the Annual Meeting.
Sincerely,

DAVID P. YEAGER Chairman and Chief Executive Officer
YOUR VOTE IS IMPORTANT

PLEASE VOTE EITHER BY
MAIL, TELEPHONE OR OVER THE INTERNET
WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE ANNUAL MEETING.

Hub Group, Inc.
2000 Clearwater Drive
OAK BROOK, ILLINOIS 60523

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Hub Group, Inc.:
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Hub Group, Inc., a Delaware corporation, will be held exclusively online via the Internet on Tuesday, May 24, 2022, at 10:00 a.m. Central time for the following purposes:
(1)	To elect the eight nominees listed in the accompanying proxy statement to the Company’s board of directors;
(2)	To approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers;
(3)	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ended December 31, 2022;
(4)	To approve the Hub Group, Inc. 2022 Long-Term Incentive Plan; and
(5)	To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.
We plan to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders instead of paper copies of our Proxy Statement and 2021 Annual Report to Stockholders. The Notice, which is expected to be mailed to stockholders on or about April 12, 2022, contains instructions on how to access our materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. The Notice is not a form for voting and presents only an overview of the proxy materials.
The Annual Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/HUBG2022. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions to management during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HUBG2022.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Notice, the Proxy Statement and the proxy card.
The Board of Directors has fixed the close of business on March 29, 2022, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.
By order of the Board of Directors,

Oak Brook, Illinois	THOMAS P. LAFRANCE
April 12, 2022	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2022
This Notice of 2022 Annual Meeting of Stockholders, our Proxy Statement, our 2021 Annual Report to Stockholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2021) and a form of proxy card or voting instruction form (collectively, the “Proxy Materials”) are available at www.proxyvote.com. You will need your Notice of Internet Availability (“Notice”) or proxy card to access the Proxy Materials there. A copy of our Proxy Materials also can be found on our corporate website – www.hubgroup.com/proxy.
As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing our Proxy Materials over the Internet to some of our stockholders. This means that some stockholders will not receive paper copies of these documents but instead will receive only a Notice containing instructions on how to access the Proxy Materials over the Internet and how to request a paper copy of our Proxy Materials. Stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail, unless they have previously requested delivery of proxy materials electronically.
i

Hub Group, Inc.
2000 Clearwater Drive
OAK BROOK, ILLINOIS 60523
PROXY STATEMENT
Annual Meeting of Stockholders of the Company to be held on May 24, 2022

SOLICITATION, MEETING AND VOTING INFORMATION
Q:	What is this document?
A:
This document is the Proxy Statement of Hub Group, Inc. that is being made available to stockholders on the Internet, or sent to stockholders upon request, in connection with our Annual Meeting of stockholders to be held on Monday, May 24, 2022 exclusively online via the Internet (the “Annual Meeting”). A proxy card is also being furnished with this document, if you requested printed copies of the proxy materials. We have tried to make this document simple and easy to understand. The SEC encourages companies to use “plain English,” and we always try to communicate with you clearly and effectively. We refer to Hub Group, Inc. throughout as “we,” “us,” the “Company” or “Hub Group.” Additionally, unless otherwise noted or required by context, “2022,” “2021,” and “2020,” refer to our fiscal years ended or ending December 31, 2022, 2021, and 2020, respectively.

Q:	What documents constitute our “proxy materials”?
A:
The Proxy Materials include the Notice of 2022 Annual Meeting of Stockholders, the Proxy Statement, our 2021 Annual Report to Stockholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2021) and the proxy card or voting instruction form.

Q:	What is a proxy, who is asking for it, and who is paying for the cost to solicit it?
A:	A proxy is your legal designation of another person, called a “proxy,” to vote your stock. The document that designates someone as your proxy is also called a proxy or a proxy card.
Our directors, officers, and employees are soliciting your proxy on behalf of our Board of Directors. Those persons will not receive additional payment or compensation for doing so except reimbursement for any related out-of-pocket expenses. We will, upon request, reimburse brokers, banks, custodians and similar organizations for their expenses in forwarding proxy materials to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, personal contact, email and other electronic means, advertisements and personal solicitation, or otherwise. The Company will pay the expense of any proxy solicitation. We may hire a proxy solicitation firm at standard industry rates to assist in the solicitation of proxies.
Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:
Pursuant to SEC rules, the Company is using the Internet as the primary means of furnishing proxy materials to stockholders again this year. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials online. Instructions on how to request a printed copy of the proxy materials also may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its Annual Meetings and the cost to the Company associated with the physical printing and mailing of materials.
Q:	Why am I receiving these materials?
A:
You received the Notice and you are receiving this document because you were one of our stockholders on March 29, 2022, the record date for the Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of Hub Group stock upon certain matters at the Annual Meeting.

Q:	What if I have more than one account?
A:
Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts through our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), online at www.astfinancial.com or by calling (800) 937-5449.

Q:	Who may access the virtual Annual Meeting?
A:
Only stockholders and their proxy holders will be able to access the virtual Annual Meeting. As indicated, we will not have an in-person Annual Meeting. You will need to enter the 16-digit control number received with your proxy card or the Notice to enter the Annual Meeting via the online web portal. See “If I vote by proxy, can I still access the Annual Meeting and vote there if I choose?” below.

Q:	How many votes must be present to hold the Annual Meeting? Do abstentions and “broker non-votes” count?
A:
Our Amended and Restated Bylaws (the “Bylaws”) provide that the presence of the holders of one-third of the shares of capital stock entitled to vote at a meeting, in person or represented by proxy, will constitute a quorum at the Annual Meeting. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person. A quorum must exist to conduct any business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat have power, by a majority of the votes cast by shares represented in person or by proxy, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum is be present or represented.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Additionally, broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum only when there are “routine” matters to be voted upon. Because there is a “routine” matter to be voted upon at the Annual Meeting, broker non-votes also will be included for purposes of determining a quorum. See “What are ‘broker votes’ and ‘broker non-votes’?” below.
Q:	Who may vote at the Annual Meeting?
A:
Only stockholders of record at the close of business on March 29, 2022 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 33,984,791 shares of Class A Common Stock (each a “Class A Share”) and 662,296 shares of Class B Common Stock (each a “Class B Share,” and collectively with the Class A Shares, the “Shares”) outstanding and entitled to be voted at the Annual Meeting. Each Class A Share is entitled to one (1) vote and each Class B Share is entitled to approximately eighty-four (84) votes.

Q:	Will a list of stockholders entitled to vote at the Annual Meeting be available?
A:
In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available for any purpose germane to the Annual Meeting beginning May 13, 2022 at our corporate headquarters during regular business hours. In addition, during the Annual Meeting, that list of stockholders will be available for examination at www.virtualshareholdermeeting.com/HUBG2022.

Q:	What am I voting on at the Annual Meeting?
A:	There are four proposals to be considered and voted on at the Annual Meeting:
•
To elect the eight director nominees identified in this Proxy Statement to our Board of Directors, each to serve a one-year term expiring at the earlier of the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) or upon his or her successor being elected and qualified;

•	To approve, on an advisory (non-binding) basis, the compensation paid to our Named Executive Officers (“say-on-pay” vote);
•	To ratify the appointment of Ernst & Young LLP (“E&Y”) as our independent registered public accountants for 2022; and
•	To approve the Hub Group, Inc. 2022 Long-Term Incentive Plan (the “2022 Plan”).
We will also consider other business that properly comes before the Annual Meeting in accordance with Delaware law and our Bylaws.
Q:	What are my choices when voting on the election of the eight director nominees identified in this Proxy Statement, and what vote is needed to elect nominees to the Board of Directors?
A:
Regarding the vote on the election of the eight director nominees identified in this Proxy Statement to serve until the 2023 Annual Meeting or until his or her successor is elected and qualified, stockholders may:

•	vote “FOR” all of the director nominees;
•	vote in “FOR ALL EXCEPT” specific director nominees; or
•	vote to “WITHHOLD ALL” authority to vote for all director nominees.
Directors are elected by a plurality of the votes cast at the Annual Meeting by the shares represented in person or by proxy and entitled to vote on the election of directors at the Annual Meeting provided a quorum is present. Withholding of authority to vote in the election and broker non-votes will not affect the outcome of the election, provided a quorum is present. As a result, the eight nominees receiving the highest number of “FOR” votes will be elected as directors.
Q:
What are my choices when voting on the advisory (non-binding) proposal regarding the compensation paid to the Company’s Named Executive Officers (“say-on-pay”), and what vote is needed to approve the advisory say-on-pay proposal?

A:	Regarding the advisory (non-binding) proposal on the compensation paid to our Named Executive Officers, stockholders may:
•	vote “FOR” the advisory say-on-pay proposal;
•	vote “AGAINST” the advisory say-on-pay proposal; or
•	“ABSTAIN” from voting on the advisory say-on-pay proposal.
The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve, on an advisory basis, the say-on-pay vote. As an advisory vote, this proposal is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For additional information, please see the discussion on page 41 of this Proxy Statement.
Q:
What are my choices when voting on the ratification of the appointment of E&Y as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022, and what vote is needed to ratify their appointment?

A:	Regarding the vote on the proposal to ratify the appointment of E&Y as the Company’s independent registered public accountants for 2022, stockholders may:
•	vote “FOR” the ratification;
•	vote “AGAINST” the ratification; or
•	“ABSTAIN” from voting on the ratification.

The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve the proposal to ratify the appointment of E&Y as our independent registered public accountants for 2022. For additional information, please see the discussion on page 43 of this Proxy Statement.
Q:	What are my choices when voting on the approval of the 2022 Plan?
A:	Regarding the approval of the 2022 Plan, stockholders may:
•	vote “FOR” approving the 2022 Plan;
•	vote “AGAINST” approving the 2022 Plan; or
•	“ABSTAIN” from voting on the 2022 Plan.
The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve the 2022 Plan. For additional information, please see the discussion on page 45 of this Proxy Statement.
Q:	How does the Company’s Board of Directors recommend that I vote?
A:	Please see the information included in this Proxy Statement relating to the proposals to be considered and voted on at the Annual Meeting. Our Board of Directors unanimously recommends that you vote:
•	“FOR ALL” of the eight nominees to our Board of Directors identified in this Proxy Statement;
•	“FOR” the advisory (non-binding) proposal regarding the compensation paid to our Named Executive Officers (“say-on-pay”);
•	“FOR” the ratification of the appointment of E&Y as our independent registered public accountants for 2022; and
•	“FOR” the approval of the 2022 Plan.
Q:	How will the Class B Shares be voted at the Annual Meeting?
A:
As of March 29, 2022 members of the Yeager family, directly or by trust, own all 662,296 outstanding Class B Shares (the “Class B Stockholders”). Consequently, the Class B Stockholders control approximately 62% of the voting power on all matters presented for stockholder action. The Class B Stockholders are parties to an Amended and Restated Stockholders’ Agreement, dated April 22, 2014 (the “Stockholders’ Agreement”), pursuant to which they have agreed to vote all of their Class B Shares in accordance with the vote of the holders of a majority of such Class B Shares. The Stockholders’ Agreement requires, among other things, that the Class B Stockholders hold a meeting prior to the Annual Meeting so that they can determine how the Class B Shares will be voted on matters presented at the Annual Meeting. Under the Stockholders’ Agreement, if there is a deadlock among Class B Stockholders or if a quorum of Class B Stockholders cannot be achieved at the Annual Meeting of Class B Stockholders after two attempts, each Class B Stockholder has agreed to vote or cause to be voted all of its Class B Shares as recommended by the independent directors of the Board of Directors. On April 7, 2022, the independent directors unanimously resolved, in the event of a deadlock or if a quorum cannot be achieved at the meeting of Class B Stockholders after two attempts, to recommend that the Class B Stockholders vote FOR each of the proposals being submitted to stockholders at the Annual Meeting, consistent with the Board’s recommendations set forth above.

Q:	How do I vote?
A:
If your shares are registered directly in your name with our transfer agent, AST, you are considered a stockholder of record with respect to those shares. If you are a record holder, the Notice is being sent to you directly by Broadridge Investor Communication Solutions, Inc. (“Broadridge”). Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the Annual Meeting, please vote by (i) accessing the Internet website specified on the Notice, (ii) calling the toll-free number specified on your proxy card, if you requested printed copies of the proxy materials or (iii) marking, signing and returning your proxy card promptly, if you requested printed copies of the proxy materials, so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Annual Meeting.

If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by Internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”
Q:	How do I vote if my shares are held in “street name” by a broker, bank or other nominee?
A:
If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program provided through Broadridge that offers Internet and telephone voting options.

Q:	If I vote by proxy, can I still access the Annual Meeting and vote there if I choose?
A:
Yes. If you are a stockholder of record, the method you use to vote will not limit your right to vote at the virtual Annual Meeting if you decide to participate. As indicated, we are hosting the Annual Meeting exclusively online at www.virtualshareholdermeeting.com/HUBG2022. There will be no physical location at which stockholders may attend the Annual Meeting, but stockholders may attend and participate in the meeting electronically. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the Annual Meeting at the times that the polls are open. Stockholders who wish to attend the meeting should go to www.virtualshareholdermeeting.com/HUBG2022 at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders of record as of March 29, 2022. The Notice includes instructions on how to participate in the Annual Meeting and how to vote your shares by accessing the virtual Annual Meeting via the Internet. You will need to enter the 16-digit control number received with your proxy card or Notice to enter the Annual Meeting via the online web portal.

Q:	If my shares are held in “street name” by a broker, bank or other nominee, may I still access the Annual Meeting?
A:
Yes. Beneficial owners whose stock is held for them in street name by their brokers or other nominees may also attend the meeting by going to www.virtualshareholdermeeting.com/HUBG2022 at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders as of the record date.

Q:	May I ask questions?
A:
Yes. You may submit a question in two ways. If you want to ask a question before the meeting, then beginning at 9:00 a.m., Central Time, on May 19, 2022, and until 11:59 p.m., Central Time, on May 23, 2022, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, you will be able to submit questions live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/HUBG2022, typing your question into the “Ask a Question” field, and clicking “Submit.” Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Q:	Is cumulative voting allowed? Do I have dissenters’ or appraisal rights?
A:	No. Cumulative voting rights are not authorized, and dissenters’ rights and rights of appraisal are not applicable to the matters being voted upon at the Annual Meeting.
Q:	What are “broker votes” and “broker non-votes”?
A:
On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Annual

Meeting and in determining the number of shares voted “FOR” or “AGAINST” the “routine” matter. For purposes of the Annual Meeting, Proposal 3 – the ratification of the appointment of E&Y as our independent registered public accountants for 2022 is considered a “routine” matter.
Under applicable stock exchange rules, Proposal 1 – the election of directors, Proposal 2 –the advisory (non-binding) vote on the compensation of our Named Executive Officers (“say-on-pay” vote), and Proposal 4 – the approval of the 2022 Plan are considered “non-routine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Annual Meeting, if you hold your stock through a brokerage account, your brokerage firm may not vote your shares on your behalf on Proposal 1 - the election of directors, Proposal 2 –the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say-on-pay”), or Proposal 4 – the approval of the 2022 Plan, without receiving instructions from you. When a brokerage firm does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.
We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the Annual Meeting on all matters up for consideration.
Q:	What if I abstain from voting?
A:
You have the option to “ABSTAIN” from voting with respect to Proposal 2 – the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say-on-pay”), Proposal 3 – the ratification of the appointment of E&Y as the Company’s independent registered public accountants for 2022 and Proposal 4 -- the approval of the 2022 Plan. Abstentions with respect to these proposals are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have the same effect as a vote against these proposals.

Q:	May I revoke my proxy after I have delivered my proxy?
A:
Yes. You may revoke your proxy at any time before the polls close by submitting a subsequent proxy with a later date by using the Internet, by telephone or by mail or by sending our Corporate Secretary a written revocation. Your proxy also will be considered revoked if you attend the Annual Meeting and vote via the virtual portal. If your shares are held in “street name” by a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote during the virtual Annual Meeting.

Q:
How will my shares be voted if I return my proxy card or vote via telephone or Internet? What if I return my proxy card but do not provide voting instructions or complete the telephone or Internet voting procedures but do not specify how I want to vote my shares?

A:
Our Board of Directors has named David P. Yeager, our Chairman and Chief Executive Officer, Phillip D. Yeager, our President and Chief Operating Officer, and Thomas P. LaFrance, our Executive Vice President, General Counsel and Corporate Secretary, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Annual Meeting as you direct.
IF YOU SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE TELEPHONE OR INTERNET VOTING PROCEDURES BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE SHARES WILL BE VOTED “FOR ALL” OF THE PERSONS NAMED HEREIN AS DIRECTORS; “FOR” THE PROPOSAL REGARDING AN ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”); “FOR” THE RATIFICATION OF THE APPOINTMENT OF E&Y AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2022; AND “FOR” THE PROPOSAL APPROVING THE 2022 PLAN.

Q:	Who will count the votes?
A:
A representative of Broadridge has been appointed as an inspector of elections for the Annual Meeting. That person will tabulate votes cast by proxy or during the Annual Meeting as well as determine whether a quorum is present.

Q:	Where can I find voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting (a copy of which will be available on the “Investors” section of our website, www.hubgroup.com, under the link “SEC Filings”). If our final voting results are not available within four business days after the Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?
A:
You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “PROPOSAL 1: ELECTION OF DIRECTORS – Can stockholders recommend or nominate directors?” and “STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING” for more details.

The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2022 Annual Meeting of Stockholders enclosed herewith. However, if other matters do come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of a majority of votes cast by shares represented in person or by proxy and entitled to vote at such Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Amended and Restated Certificate of Incorporation, the Company’s Bylaws or applicable law.
Q:	Whom should I contact with questions about the Annual Meeting?
A:
If you have any questions about this Proxy Statement or the Annual Meeting, please contact Thomas P. LaFrance, our Executive Vice President, General Counsel and Corporate Secretary, at 2000 Clearwater Drive, Oak Brook, Illinois 60523 or by telephone at (855) 353-0896.

Q:	What information is available on the Internet?
A:
A copy of this Notice of Annual Meeting, our Proxy Statement and 2021 Annual Report to Stockholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2021) and the proxy card or voting instructions are available for download free of charge at www.proxyvote.com.

Additionally, our website address is www.hubgroup.com, which is used to distribute important Company information. At the “Investors” tab of our website (under the link “SEC Filings”), we make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after they are electronically filed with the SEC.
Information from our website is not incorporated by reference into this Proxy Statement.
Special Note Regarding Forward-Looking Statements
Statements in this proxy statement that are not historical may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. Forward-looking statements are inherently uncertain and subject to risks, uncertainties and other factors that might cause the actual performance of Hub Group, Inc. to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. All forward-looking statements and information are provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally may be identified by the use of forward-looking terminology such as “trends”, “assumptions”, “target”, “guidance”,

“outlook”, “opportunity”, “future”, “plans”, “goals”, “objectives”, “expects”, “expected”, “anticipates”, “may”, “will”, “would”, “could”, “intend”, “believe”, “potential”, “projected”, “estimate” (or the negative or derivative of each of these terms), or similar words, and include our statements regarding our planned investments and our profit improvement initiatives. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such considerations may include, but are not limited to, uncertainties caused by adverse economic conditions, geopolitical events, the coronavirus (“COVID-19”) pandemic, workforce availability and other extraordinary events or circumstances that may disrupt our or our customers’ or suppliers’ business and operations. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. All forward-looking statements made by us in this proxy statement are based upon information available to us on the date of this proxy statement and speak only as of the date in which they are made. Except as required by law, we expressly disclaim any obligations to publicly update any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, in addition to those described in detail under Item 1A “Risk Factors,” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS
What is the structure of the Board of Directors?
Our Amended and Restated Certificate of Incorporation requires that our Board of Directors consist of 3 to 12 members, with the actual number set by the Board. The Board size is currently eight. Directors are elected by our stockholders on an annual basis.
How are directors identified and nominated?
Directors may be nominated by the Board of Directors or by stockholders as described below under “Can stockholders recommend or nominate directors?” The Nominating and Governance Committee is responsible for identifying, evaluating and recommending qualified director candidates, including the director slate to be presented to stockholders at the Annual Meeting, to our Board, which makes the ultimate election or nomination determination, as applicable. The Nominating and Governance Committee may use a variety of methods to identify potential director candidates, such as recommendations by our directors, management, stockholders or third-party search firms. Neither the Company nor the Nominating and Governance Committee currently utilizes the services of any search firm to identify or assist in identifying or evaluating potential nominees.
Does the Board consider diversity when identifying director nominees?
Yes. The Nominating and Governance Committee seeks to obtain candidates who will provide a diversity of viewpoints, professional experience, education and skills that complement those already existing on the Board. In addition, in selecting directors, the Nominating and Governance Committee will consider the need to strengthen the Board by providing a diversity of persons in terms of their expertise, age, gender, race, ethnicity, education, and other attributes that contribute to the Board’s diversity. In performing its responsibilities for identifying, screening and recommending candidates to the Board, the Nominating & Governance Committee (i) ensures that candidates with a diversity of backgrounds are included in any pool of candidates from which Board nominees are chosen and (ii) considers diverse candidates from nonexecutive corporate positions and non-traditional environments.
What are the backgrounds of the nominees?
As required by the NASDAQ listing standards, set forth below is information regarding our nominees’ self-identified gender and demographic backgrounds:
Board Diversity Matrix (As of April 12, 2022)
	Female	Male
Total Number of Directors (including nominees)	8
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
African American or Black	1
White	1	6
How are nominees evaluated; what are the threshold qualifications?
The Nominating and Governance Committee is charged with recommending to our Board only those candidates that it believes are qualified to serve as Board members consistent with the criteria for selection of new directors adopted from time to time by the Board.
In determining a candidate’s suitability for consideration for membership on the Board, the Nominating and Governance Committee reviews all proposed nominees for the Board, including those proposed by stockholders, in accordance with the mandate contained in its charter. The Nominating and Governance Committee assesses a candidate’s independence, background, and experience, as well as our current Board’s skill needs. With respect to incumbent directors considered for re-election, the Nominating and Governance Committee also assesses each director’s meeting attendance record and suitability for continued service. In addition, the Nominating and Governance Committee determines whether nominees are in a position to devote an adequate amount of time to the effective performance of director duties and possess the following threshold characteristics: informed judgment, integrity and accountability, record of achievement, understanding of the Company’s business or other related industries, a cooperative approach, loyalty, the ability to consult with and advise management, and such other factors as the Nominating and Governance Committee determines are relevant considering the needs of the Board of Directors and the Company. The Nominating and Governance Committee recommends candidates, including those submitted by stockholders, only if it believes a candidate’s knowledge, experience, and expertise would strengthen the Board and that the candidate is committed to representing the long-term interests of all Hub Group stockholders.
Who are the nominees this year?
All nominees for election as directors at the Annual Meeting were nominated by the Board of Directors for election by stockholders at the Annual Meeting upon the recommendation of the Nominating and Governance Committee. Our nominees consist of the seven incumbent directors who were elected at the 2021 annual meeting of stockholders and Michael E. Flannery, who was appointed by the Board of Directors to join the Board effective April 1, 2022. Our Board believes that each of the nominees can devote an adequate amount of time to the effective performance of director duties and possesses all of the threshold qualifications identified above.
If elected, each nominee would hold office until the 2023 Annual Meeting or until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.
The following lists the nominees, their ages at the date of this proxy statement, and the calendar year in which they first became a director, along with their biographies and the specific experience, qualifications, attributes or skills that led the Board to conclude that each nominee should serve as a member of our Board of Directors.
Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information
David P. Yeager Committees: None	69
David P. Yeager has served as the Company’s Chairman of the Board since November 2008 and as Chief Executive Officer of the Company since March 1995. Mr. Yeager was Vice Chairman of the Board from March 1995 through November 2008. From October 1985 through December 1991, Mr. Yeager was President of our predecessor, Hub Chicago. From 1983 to October 1985, he served as Vice President, Marketing of Hub Chicago. Mr. Yeager started working for the Company in 1975. Mr. Yeager received a Masters in Business Administration degree from the University of Chicago and a Bachelor of Arts degree from the University of Dayton.

Mr. Yeager formerly served as the Chair of the University of Dayton Board of Trustees. He has been an employee of the Company for over 40 years and in that time has helped grow the Company from a small family business into the nearly $5 billion enterprise it is today. Mr. Yeager has experience in all aspects of the business, including acting as founder and President of both the Pittsburgh Hub (1975) and the St. Louis Hub (1980). Mr. Yeager’s industry experience and Company knowledge make him uniquely suited to serve as our Chairman of the Board.

Peter B. McNitt Committees: Audit (Chair) Compensation Nominating and Governance	67
Peter B. McNitt has served as a director of the Company since May 2017 and as our Lead Director since November 2019. Mr. McNitt, currently retired, most recently served as Vice Chair of BMO Harris Bank, N.A. until December 2018. Prior to this position, Mr. McNitt held many leadership roles within BMO Harris, including Senior Vice President and Head of the Emerging Majors Midwest, Executive Vice President of U.S. Corporate Banking, Executive Managing Director of U.S. Investment Banking, and Vice Chair of Business Banking. Mr. McNitt currently serves as a director of Old Republic International

Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information

Corporation (Insurance), where he is a member of the Audit Committee and Compensation Committee. He is a graduate of Amherst College and has attended Northwestern University’s Graduate School of Management and the Graduate School of Credit and Finance at Stanford University.

As a director, Mr. McNitt brings over 40 years of financial expertise assessing corporate strategies, financial performance, management succession and risk, as well a great deal of public company board experience. In addition to his role as our Lead Director, Mr. McNitt utilizes his financial expertise as Chair of our Audit Committee to help oversee and provide guidance on the Company’s internal controls and financial practices.

Mary H. Boosalis Committees: Audit Compensation Nominating and Governance	67
Mary H. Boosalis has served as a director of the Company since May 2018. From 2017 to 2022, she served as President and CEO of Premier Health, the largest health system in southwest Ohio. Ms. Boosalis served as President of Premier Health and as Executive Vice President and Chief Operating Officer for the organization from 2013 to 2017. Ms. Boosalis joined the health system in 1986, progressively expanding her leadership roles, including five years as President and CEO of Miami Valley Hospital.

Ms. Boosalis is a diplomat for the American College of Healthcare Executives, and a member of the Ohio Hospital Association and the Greater Dayton Area Hospital Association Boards. She is the Chair of the University of Dayton Board of Trustees. Additionally, she is a member of the Dayton Chamber of Commerce Board, the Dayton Business Committee, the Dayton Development Committee, the Dayton Minority Inclusion Committee and the Learn to Earn Board. Ms. Boosalis has been named to the Top 10 Women list by the Dayton Daily News, as an Ohio Most Powerful and Influential Woman by the Ohio Diversity Council, and as a Woman of Influence by the Dayton YWCA. Ms. Boosalis earned a Bachelor’s degree in Nursing, magna cum laude, from California State University at Fresno and a Master’s degree in Health Services Administration, magna cum laude, from Arizona State University.

In her capacity as Chief Executive Officer of Premier Health, Ms. Boosalis has gained valuable executive experience in all aspects of business. Having served on numerous civic committees and boards, Ms. Boosalis is able to advise on public outreach and best practices across different industries.

Michael E. Flannery Committees: Audit Compensation Nominating and Governance	62
Michael E. Flannery has served as a director of the Company since April 2022. Mr. Flannery is the Chief Executive Officer of Duchossois Capital Management (“DCM”), where he leads the firm and oversees its execution of its various investment strategies, a position he has held since May 2017. Mr. Flannery was appointed President and Managing Director of DCM at the time of its creation in November 2013. Mr. Flannery also served for fifteen years as the Chief Financial Officer of The Duchossois Group, the parent of DCM.

Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information

Earlier in his career, Mr. Flannery served as the Chief Executive Officer of Trinity Rail Group, LLC, a leading designer and manufacturer of rail cars for the North American and European markets, as Vice Chairman of Thrall Car, a predecessor company to Trinity Rail, and as Chief Administrative Officer of The Duchossois Group. Mr. Flannery began his career as a lawyer with the Chicago firm of Burke, Griffin, Chomicz and Wienke and served as Corporate Counsel for Cummins Inc. Mr. Flannery received his Bachelor of Science degree in Finance from the University of Illinois in Champaign, Illinois and his J.D. cum laude from Indiana University Maurer School of Law in Bloomington, Indiana.

Mr. Flannery is a member of the Board of Directors of The Chamberlain Group, Inc., Maritz, Inc., Energy Distribution Partners, Riverside Rail, the Board of Trustees at the Field Museum, the Board of Visitors for the Indiana University Maurer School of Law, and the Board of Directors of the Executives’ Club of Chicago. He is also a member of the Young Presidents’ Organization, the Economic Club of Chicago, and the Commercial Club of Chicago.

Mr. Flannery’s extensive experience in executive roles across multiple sectors (including rail), his financial acumen, and experience with mergers and acquisitions make him well qualified to be a member of the Company’s Board of Directors. Based on his understanding of corporate investments, strategic planning, and operations, Mr. Flannery is well positioned to be able to provide valuable insights to the Company.

James C. Kenny Committees: Audit Compensation (Chair) Nominating and Governance	68
James C. Kenny has served as a director of the Company since May 2016. Currently retired, Mr. Kenny has served as a director of Kenny Industries, LLC, since 2006. Kenny Industries is a holding company that owns, among other assets, office and industrial parks in northern Illinois. From 2011 until April 2020, Mr. Kenny served as a director of Kerry Group, PLC, a company traded on the London and Dublin stock exchanges with a market capitalization of 18 billion euro. Mr. Kenny served as a member of Kerry Group’s Nominating and Compensation Committees and was Chair of the Committee to select a new Chairman of the Kerry Group during his time as a director.

Mr. Kenny served as Executive Vice President and Director of Kenny Construction Company from 1994 until the company was sold in 2012. He also served as President of Kenny Management Services from 2006 to 2012. Kenny Construction Company, founded in 1927, was involved in building projects across the United States and Kenny Management Services oversaw large, complex construction projects such as the Chicago Midway Airport expansion and the Chicago Bears’ stadium renovation. From 2003 until 2006, Mr. Kenny served as United States Ambassador to Ireland. Mr. Kenny received his Bachelor of Science degree in Business Administration from Bradley University.

Mr. Kenny has more than three decades of business experience, as well as three years of diplomatic experience serving as an ambassador. He has extensive experience running a family business and serving on its

Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information

board. As a director, he has been involved in acquisition strategy, succession planning, labor relations and governance. He also has excellent knowledge of politics and a large network, both locally and nationally, which is a great asset for a company in a regulated industry. Mr. Kenny brings a unique blend of experiences to the Board of Directors.

Charles R. Reaves Committees: Audit Compensation Nominating and Governance (Chair)	83
Charles R. Reaves has served as a director of the Company since February 1996. Since 1994, Mr. Reaves has been President and Chief Executive Officer of Reaves Enterprises, Inc., a real estate development company. From April 1962 until November 1994, Mr. Reaves worked for Sears Roebuck & Company in various positions, ultimately as President and Chief Executive Officer of Sears Logistics Services, Inc., a transportation, distribution and home delivery subsidiary of Sears Roebuck & Company. Mr. Reaves received a Bachelor of Science degree in Business Administration from Arkansas State University.

Having served for 32 years as an executive at Sears, Mr. Reaves understands the needs of large shippers and retailers. In his capacity as Chief Executive Officer of Sears Logistics Services, Inc., Mr. Reaves gained valuable executive experience running a large transportation organization. Mr. Reaves has used this experience, as well as his industry knowledge, to effectively advise the Company in his role as a Director. As Chair of our Nominating and Governance Committee, Mr. Reaves has also used his experience at Sears to help shape the Company’s Governance Policies and oversee the succession planning process.

Jenell R. Ross Committees: Audit Compensation Nominating and Governance	52
Jenell R. Ross is the President of the Bob Ross Auto Group in Centerville, Ohio, a position that she assumed in 1997 upon the untimely death of her father, who had founded the business in 1974. Today, the dealership includes three franchises – Buick, GMC and Mercedes-Benz. The company’s Mercedes-Benz dealership was the first African-American owned Mercedes-Benz dealership in the world. Ms. Ross is the sole second-generation African-American female automobile dealer in the country. Under her leadership, the Bob Ross franchises have continued to rank as leaders in Buick, GMC and Mercedes-Benz sales and customer service.

Ms. Ross is an active member of her community, having served on the boards of numerous foundations and community service organizations. She currently is a member of the University of Dayton Board of Trustees and previously was the Chair of the board of directors of the Federal Reserve Board of Cleveland (Cincinnati branch). Additionally, she serves as a Board Member for the Minority Business Partnership through the Dayton Chamber of Commerce and a Board Member of the Will Allen Foundation. She has previously served on the Ohio Motor Vehicle Dealers Board and as Chair (2013) of the American International Automobile Dealers Association, a dealer-led organization representing more than 10,000 automobile dealer franchises. Ms. Ross has been recognized with numerous awards with respect to business achievements and public service. She earned a Bachelor’s degree from Emory University in Atlanta.

Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information

In her capacity as President of the Bob Ross Auto Group and her participation in other related groups, Ms. Ross has gained valuable executive experience and leadership experience in all aspects of business. Having served on numerous civic committees and boards, Ms. Ross is able to advise on public outreach and best practices across different industries. Having served governmental agencies, she also is able to advise on interactions with regulators and governmental bodies.

Martin P. Slark Committees: Audit Compensation Nominating and Governance	67
Martin P. Slark has served as a director of the Company since February 1996 and served as our Lead Director from November 2016 until November 2019. Mr. Slark was most recently employed by Molex Incorporated (“Molex”), a manufacturer of electronic, electrical and fiber optic interconnection products and systems, serving as its Chief Executive Officer from 2005 until his retirement in November 2018. Mr. Slark is a director of Liberty Mutual Holding Company, Inc., where he is Chair of the Risk Committee and sits on the Executive and Investment Committees. Additionally, Mr. Slark is a director of Northern Trust Corporation. Mr. Slark is a Companion of the British Institute of Management and received a Master’s in Business Administration degree from the University of East London and a Post-Graduate Diploma in Management Studies from Portsmouth University.

As a former Chief Executive Officer of a multi-national company, Mr. Slark has extensive experience running a large organization. Mr. Slark, originally from England, worked for Molex for over 40 years in Europe, Asia and the United States. Mr. Slark’s leadership skills, experience with strategic planning and contacts have been a significant benefit to the Board.

Can stockholders recommend or nominate directors?
Yes. Stockholders may recommend candidates to our Nominating and Governance Committee by providing the same information within the same deadlines required for nominating candidates pursuant to the advance notice provisions in our Bylaws discussed below. Our Nominating Committee will consider such candidates and apply the same evaluation criteria to them as it applies to other director candidates.
Whether recommending a candidate to our Nominating and Governance Committee or nominating a director for election by stockholders, timely written notice must be given and received by our Corporate Secretary at 2000 Clearwater Drive, Oak Brook, IL 60523, either by personal delivery or by United States mail, not less than 60 days nor more than 90 days prior to: (1) the anniversary date of the immediately preceding annual meeting of stockholders (between February 23, 2023 and March 25, 2023, in the case of the 2023 Annual Meeting); or (2) the date of the annual meeting, if the meeting is held more than 30 days before or more than 60 days, after the first anniversary of the prior year’s annual meeting, unless the first public announcement of the annual meeting date is less than 100 days prior to such meeting date, in which case we must receive the notice by the 10th day following the public announcement. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder making the nomination, (ii) a representation that the stockholder is a holder of record of stock in the Company entitled to vote at the Annual Meeting of stockholders and intends to appear in person or by proxy at the meeting to present the nomination, (iii) a statement of the class and number of shares beneficially owned by the stockholder, (iv) the name and address of any person to be nominated, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules, and (vii) the consent of such nominee to serve as a director of the Company if elected. The presiding officer of the Annual Meeting of stockholders will, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than March 24, 2023.
You should consult our Bylaws, posted on the “Investor Information—Corporate Governance” section of our website located at www.hubgroup.com, for more detailed information regarding the process summarized above. No stockholder nominees have been submitted for this year’s annual meeting.
What if a nominee is unwilling or unable to serve?
We do not expect that any of the nominees will be unavailable for election, but if such a situation should arise, the persons designated as proxies on the proxy card are authorized to vote in accordance with their best judgment for such substitute person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.
Are there any family relationships between any of the directors, executive officers or nominees?
Yes – David P. Yeager’s son, Phillip D. Yeager, serves as our President and Chief Operating Officer.
The Board of Directors unanimously recommends that stockholders vote
FOR the election of each of the 8 director nominees named in this proxy statement.

CORPORATE GOVERNANCE
What governance practices are in place to promote effective independent Board leadership?
The Board of Directors has adopted several governance practices to promote effective independent Board leadership, such as:
Independent Lead Director
Our Corporate Governance Guidelines provide that if the Chairman is an employee director, then the Board may select a Lead Director from among the independent directors based on the recommendation of the Nominating and Governance Committee. The Company is led by David P. Yeager, who has served as in the dual roles of Chairman and Chief Executive Officer since 2008, having served as Chief Executive Officer since 1995. The Board of Directors believes that Mr. Yeager’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of our Company and its stockholders because this leadership structure promotes a unified vision for our Company, strengthens the ability of the CEO to develop and implement strategic initiatives and facilitates our Board’s efficient and effective functioning. Recognizing the importance of having a strong independent board leadership structure to ensure accountability, Mr. McNitt has been designated by the Board as our Lead Director. The Board believes having a Lead Director is a valuable addition to our Board structure and facilitates the effective performance of the Board in its role providing governance and independent oversight.
Committee Structure; Annual Self-Evaluations and Board Succession Planning
The Board of Directors believes that it and its three standing Board Committees provide an appropriate framework for overseeing the Company’s management and operations and strike a sound balance with appropriate oversight. The Board and each standing committee annually perform self-evaluations using a process approved by the Nominating and Governance Committee. In addition, directors are asked to provide candid feedback on individual Board members to the Chairperson of the Nominating Committee or the Chairman of the Board, who then meet to discuss individual director performance and succession considerations and any necessary follow-up actions. The Board is collegial and all Board members are well engaged in their responsibilities. All Board members express their views and are open to the opinions expressed by other directors.
Regularly Scheduled Independent Director Sessions
The Company’s non-management directors regularly meet in executive session, typically in conjunction with Board meetings. Mr. McNitt, as Lead Director, presides over all executive sessions of the non-management independent directors.
Annual CEO Performance Evaluations
Each year, the Compensation Committee meets to evaluate the Chief Executive Officer’s performance prior to making compensation decisions relative to the CEO. All independent directors, including the Lead Director, are invited to provide input into this discussion.
What is the Board’s role in risk oversight?
The Board of Directors, as a whole and at the committee level, is ultimately responsible for overseeing risk management at the Company. The Board has delegated certain of its risk oversight responsibilities to its committees, as described below. Each committee regularly reports to the Board regarding its risk management activities.
•	The Board has delegated to the Compensation Committee responsibility for oversight of risks relating to human capital matters, including our employee compensation plans, policies, and programs.
•
The Board has delegated to the Audit Committee various risk management responsibilities related to the financial, internal control, and litigation risks of the Company. The Board has also charged the Audit Committee with the responsibility for undertaking an annual comprehensive risk review, which includes a review of the steps taken by the Company to mitigate key risks identified by management. Any issues that arise from this discussion are then reviewed with the entire Board as necessary.

•	The Board has delegated to the Nominating and Governance Committee oversight of managing the risks related to succession planning.
The risk oversight function is also supported by our Chairman of the Board and Chief Executive Officer, whose industry leadership, tenure and experience provide a deep understanding of the risks that the Company faces. Collectively, these processes are intended to provide the Board of Directors as a whole with an in-depth understanding of risks faced by the Company. The Board of Directors believes that this division of risk management responsibilities among the Chairman of the Board and Chief Executive Officer, who has an integral role in our day-to-day risk management processes, together with the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and an experienced senior management team, effectively addresses the material risks facing Hub Group. Our Board further believes that our leadership structure, described above, supports the risk oversight function of the Board as it allows our independent directors, through the three fully independent Board committees and in executive sessions of independent directors, to exercise effective oversight of management’s actions in identifying risks and implementing effective risk management policies and controls.
What functions are performed by the Audit, Compensation, and Nominating and Governance Committees?
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each with a Board-adopted written charter available on the “Investors—Corporate Governance” section of our website located at www.hubgroup.com. Current information regarding these committees is set forth below. In addition to the functions outlined below, each such committee performs an annual self-evaluation and periodically reviews and reassesses its charter.
Name of Committee and Members	Committee Functions
AUDIT
Mr. McNitt (Chair) Ms. Boosalis Mr. Flannery Mr. Kenny Mr. Reaves Ms. Ross Mr. Slark
• Selects the independent auditor
• Annually evaluates the independent auditor’s qualifications, performance, and independence, as well as the lead audit partner; periodically considers the advisability of audit firm rotation; discusses the nature, scope and rigor of the audit process; and reviews the annual report on the independent auditor’s internal quality control procedures and any material issues raised by its most recent review of internal quality controls
• Pre-approves audit engagement fees and terms and all permitted non-audit services and fees, and discusses the audit scope and any audit problems or difficulties
• Discusses the annual audited and quarterly unaudited financial statements with management and the independent auditor
• Reviews with management and auditors the quality and adequacy of our internal control over financial reporting and establishes procedures for receipt, retention and treatment of complaints regarding accounting or internal controls
• Discusses the types of information to be disclosed in earnings press releases
• Discusses policies governing the process by which risk assessment and risk management are undertaken
• Reviews internal audit activities, projects and budget
• Discusses with our General Counsel legal matters having an impact on financial statements
• Furnishes the committee report required in our proxy statement

Name of Committee and Members	Committee Functions
COMPENSATION
Mr. Kenny (Chair) Ms. Boosalis Mr. Flannery Mr. McNitt Mr. Reaves Ms. Ross Mr. Slark
• Reviews and approves corporate goals and objectives relevant to CEO compensation
• Determines executive officer compensation (including CEO compensation) and recommends Board compensation for Board approval
• Oversees overall compensation philosophy and principles
• Establishes short-term and long-term incentive compensation programs for senior officers
• Oversees stock ownership guidelines and holding requirements for Board members and senior officers
• Reviews and discusses disclosure regarding executive compensation, including Compensation Discussion and Analysis and compensation tables (in addition to preparing the report on executive compensation for our proxy statement)
• Selects and determines fees and scope of work of its compensation consultant
• Oversees and evaluates the independence of its compensation consultant and other advisors

NOMINATING AND GOVERNANCE
Mr. Reaves (Chair) Ms. Boosalis Mr. Flannery Mr. Kenny Mr. McNitt Ms. Ross Mr. Slark
• Develops and recommends criteria for selecting new directors
• Identifies, screens and recommends to our Board individuals qualified to serve on our Board
• Recommends Board committee structure and membership, including the recommendation of a lead director
• Assists the Board with succession planning
• Develops, recommends and annually assesses Corporate Governance Guidelines and corporate governance practices and makes recommendations for changes to the Board
• Oversees the process governing annual Board, committee and director evaluations

Does Hub Group have an audit committee financial expert serving on its Audit Committee?
Yes. Our Board has determined that Mr. McNitt is an “audit committee financial expert” as that term is defined in the regulations promulgated under the Exchange Act. Additionally, the Board has determined that all members of the Audit Committee are able to read and understand fundamental financial statements within the meaning of Nasdaq’s Audit Committee requirements. The SEC has determined that designation as an audit committee financial expert will not cause a person to be deemed to be an “expert” for any purpose.
How often did the Board and its committees meet in 2021?
During 2021, our Board, Audit Committee, Compensation Committee and Nominating and Governance Committee met six, eight, four and one times, respectively. During 2021, each incumbent director attended at least 75% of the total of all meetings of the Board and the committees on which he or she served during the period for which he or she was a director and a member of each applicable committee.
What is Hub Group’s policy regarding Board member attendance at the Annual Meeting?
The Company encourages each member of the Board of Directors to attend each Annual Meeting of stockholders unless attendance is not feasible due to unavoidable circumstances. This year, because we are again holding a virtual Annual Meeting, no directors will be present in person but are encouraged to access the virtual Annual Meeting. All persons serving as Board members at the time accessed the Company’s 2021 virtual annual meeting of stockholders.

Does Hub Group have a management succession plan?
Yes. Our Board of Directors ensures that a formalized process governs long-term management development and succession. Our Board formally reviews our management succession plan at least annually. Our comprehensive program encompasses not only our CEO but also other executive officers. The program focuses on key succession elements, including identification of potential successors for positions when it has been determined that internal succession is appropriate, together with an assessment of each potential successor’s level of readiness. With respect to CEO succession planning, our long-term business strategy is also considered. In addition, we maintain and review with the Board periodically a confidential procedure for the timely and efficient transfer of the CEO’s responsibilities in the event of an emergency or his sudden incapacitation or departure.
Are there share ownership guidelines and holding requirements for Board members and senior officers?
Yes. Details of our share ownership guidelines and holding requirements for Board members and senior officers are included in the Hub Group, Inc. Stock Ownership Guidelines. See “Director Compensation” and “Executive Compensation – Compensation Discussion and Analysis— Stock Ownership Guidelines” for more information on such ownership guidelines and holding requirements. Administrative details pertaining to these matters are established by the Compensation Committee.
Does the Company have a policy regarding hedging?
Yes – our policy prohibits Board members and executive officers from engaging in hedging transactions involving Hub Group securities, including forward sale or purchase contracts, equity swaps, collars or exchange funds. We view such transactions as speculative in nature and, therefore, creating the appearance that the transaction is based on non-public information.
How can I communicate with the Board of Directors?
Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s Corporate Secretary at the address set forth in this Proxy Statement and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. Each stockholder communication intended for the Board of Directors and received by the Corporate Secretary which is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures.
Where can I find more information about Hub Group’s corporate governance practices?
Our governance-related information is posted on www.hubgroup.com under “Investor Information— Corporate Governance,” including our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, the charter of each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, and the name(s) of the person(s) chosen to lead the executive sessions of the non-management directors and, if different, of the independent directors. This information is also available in print to any stockholder who sends a written request to: Investor Relations, Hub Group, Inc. 2000 Clearwater Drive, Oak Brook, Illinois 60523.

DIRECTOR COMPENSATION
The following table and text summarizes the compensation earned by or paid to each person who served as a non-employee member of our Board of Directors during all or any part of 2021. Mr. David P. Yeager was not separately compensated for his service on the Board, and his executive compensation is discussed under “Executive Compensation” below. In addition, we reimburse directors for certain fees and expenses incurred in connection with continuing education seminars and for travel and expenses related to Hub Group business.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
M. Boosalis	$100,000(1)	$200,013	$300,013
M. Flannery(3)	—	—	—
J. Kenny	$100,000	$200,013	$300,013
P. McNitt	$100,000	$200,013	$300,013
C. Reaves	$100,000	$200,013	$300,013
J. Ross	$100,000	$200,013	$300,013
M. Slark	$100,000	$200,013	$300,013
J. Ward(4)	$100,000	$200,013	$300,013
(1)	Ms. Boosalis deferred $50,000 of her fees under the Company’s nonqualified deferred compensation plan (the “DCP”).
(2)
Represents the aggregate grant date fair value of restricted stock awards in 2021 in accordance with FASB ASC Topic 718. Information about the assumptions made in the valuation of these awards is included in Note 14 of the annual consolidated financial statements in our 2021 Annual Report on Form 10-K, filed with the SEC on February 25, 2022. As of December 31, 2021, each of the persons listed in the table above had the following number of shares of restricted Class A Shares that were not vested: Mses. Boosalis and Ross and Messrs. Kenny, Slark, Reaves, McNitt and Ward (3,509).

(3)	Mr. Flannery was appointed a director, effective April 1, 2022, and did not earn any compensation in 2021.
(4)	Mr. Ward resigned from the Board on January 11, 2022.
Directors who are not our employees and served on our Board of Directors for an entire year receive an annual cash retainer of $100,000 (payable in quarterly installments) plus a grant of shares of restricted Class A Shares with a targeted value on the date of grant of $200,000. The forms and amounts of director compensation outlined above were recommended by the Compensation Committee, and approved by the Board, after taking into account market data and recommendations of the Compensation Committee’s compensation consultant.
To directly align the interests of our non-employee directors with the interests of the stockholders, our Board has adopted stock ownership guidelines that require each non-employee director to maintain a minimum ownership interest in the Company. The current ownership guideline requires that a director acquire and maintain shares with a value of at least three times his or her annual cash retainer within five years of election to the Board. Until reaching the ownership target, non-employee directors must retain a minimum of 25% of the stock granted to them in any one year. As of December 31, 2021, all directors are in compliance with these ownership guidelines.

DIRECTOR INDEPENDENCE
Is Hub Group subject to the Nasdaq governance rules regarding director independence?
The Board of Directors has determined that the Company is a “controlled company” as that term is defined by Nasdaq since the members of the Yeager family, pursuant to their ownership of Class A Shares and all outstanding Class B Shares, control approximately 62% of the voting power of the Company as of March 29, 2022. Under Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance standards, including:
•	the requirement our Board include a majority of independent directors;
•	the requirement that we have a compensation committee of independent directors; and
•	the requirement that director nominees be selected by either a majority of a company’s independent directors or by a committee composed entirely of independent directors.
We are, however, subject to the Nasdaq and SEC rules that require full independence of our Audit Committee as well as the requirement for regular executive sessions by the independent directors. As a result, our Audit Committee is entirely comprised of independent directors.
Despite this exemption, as a matter of good governance, we have determined that a substantial majority of our directors should satisfy the independence requirements set forth in Nasdaq’s listing standards and that our Compensation Committee and Nominating and Governance Committee also should consist solely of independent directors. The Nasdaq listing standards define specific relationships that disqualify directors from being independent and further require that the Board affirmatively determine that a director has no material relationship with Hub Group in order to be considered “independent.” The SEC’s rules and Nasdaq’s listing standards contain separate definitions of independence for members of audit committees and compensation committees, respectively.
How does the Board of Directors determine director independence?
The Board of Directors determines the independence of each director and director nominee in accordance with the elements of independence set forth in the Nasdaq listing standards and SEC rules. The Board first considers whether any director or nominee has a relationship covered by the Nasdaq listing standards that would prohibit an independence finding for Board or committee purposes. Any director who has a material relationship with Hub Group or its management is not considered to be independent. A copy of our existing guidelines for determining director independence, included in our Corporate Governance Guidelines, is available on the Investors – Corporate Governance page of our Company’s website, www.hubgroup.com.
Are all of the directors and nominees independent?
Our CEO, David P. Yeager, is our only non-independent director. Our Board has affirmatively determined that seven of our eight director nominees, namely Ms. Boosalis, Ms. Ross and Messrs. Flannery, Kenny, McNitt, Reaves, and Slark, are independent under Nasdaq listing standards. Our Board also determined that former director Mr. Ward was also independent. Our Board has made a determination as to each independent director and former independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by the directors and the Company regarding each director’s business and personal activities as they may relate to the Company, its management and/or its independent registered public accounting firm. The Board also has determined that each person who currently serves or who served in 2021 on the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee meets or met, as applicable, the Nasdaq independence requirements for membership on those committees and, as to the Audit Committee, SEC rules. In reaching the determination that Mr. Slark is independent, the Board considered that Mr. Slark’s son, David Slark, has been employed by the Company since 2017 and currently serves as Vice President, Corporate Development and Strategy, a non-executive officer position, as described in more detail under “Transactions with Management and Others.” Mr. Slark, although a member of the Compensation Committee which approves decisions pertaining to his son’s compensation, does not participate in discussions that involve his son’s compensation or in his performance evaluations. David Slark’s cash compensation and equity awards also are approved by the Audit Committee (again with Mr. Slark not participating) pursuant to our related-party transactions approval policy.

TRANSACTIONS WITH MANAGEMENT AND OTHERS
Does the Board of Directors have a related-party transactions approval policy?
Yes. Our Related Person Transaction Policy governs the review, approval and ratification of transactions involving the Company and related persons. Related persons include our executive officers, directors, director nominees, 5% or greater stockholders and immediate family members of such persons, and entities in which one of these persons has a direct or indirect material interest. Under this policy, prior to entering into any related-person transaction, the Company’s General Counsel is to be notified of the facts and circumstances of the proposed transaction, including: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The General Counsel then assesses whether the proposed transaction is a related person transaction for purposes of the policy and SEC rules. If the General Counsel determines that the proposed transaction is a related person transaction for such purposes, the proposed transaction is then submitted to the Audit Committee for its consideration; except for related parties who are employees, which process is described below. The Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence, in the event a person involved with, or connected to, the proposed transaction is a director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee participates in any review, consideration or approval of any related person transaction with respect to which such member or any of his immediate family members is the related person. The Audit Committee then makes a recommendation to the Board. The Board approves only those proposed transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined by the Board. If the Company becomes aware of a related person transaction that has not been previously approved or ratified by the Board or the Audit Committee, a similar process is undertaken by the Board and the Audit Committee to determine if the existing transaction should continue or be terminated and/or if any disciplinary action is appropriate. The General Counsel may also develop, implement and maintain from time to time certain administrative procedures to ensure the effectiveness of this policy. A copy of our Related Person Transaction Policy is available on the Investors – Corporate Governance page of our website, www.hubgroup.com.
What related-party transactions existed in 2021 or are planned for 2022?
There were no related person transactions in 2021 except as follows: In accordance with the Company’s Related Person Transaction Policy, all compensation paid to related party employees is reviewed and approved by the Compensation Committee. Phillip D. Yeager and Matthew Yeager, who are children of David P. Yeager, serve as President and Chief Operating Officer and Executive Vice President – Procurement, respectively, and Jude Troppoli, the brother-in-law of David P. Yeager, served as Director of Documentation until his retirement in February 2022. David Slark, the son of Martin Slark, serves as Vice President, Corporate Development and Strategy. Each of Messrs. Phillip D. Yeager, Matthew Yeager, Troppoli and Slark earned in excess of $120,000 in salary and bonuses for 2021. Each individual’s compensation is comparable to other employees with equivalent qualifications, experience and responsibilities at the Company. All compensation for the foregoing individuals was approved by our Compensation Committee, with Mr. Martin Slark not participating in the discussions with respect to the compensation of his son, David Slark.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely upon our review of the Forms 3, 4 and 5 filed pursuant to Section 16(a) of the Exchange Act, as amended, during (or with respect to) our most recent fiscal year and written representations from our officers and directors that no other reports were required, we believe that all of our directors, officers and beneficial owners of more than 10% of the Company’s common stock have filed all such reports on a timely basis during 2021, except one Form 4 for each of Mr. David P. Yeager and Mr. Phillip D. Yeager, each reporting gifts, was not filed on a timely basis due to administrative difficulties.

EXECUTIVE COMPENSATION
This section provides details of compensation during 2021 for our “Named Executive Officers”: David P. Yeager (Chairman and Chief Executive Officer), Phillip D. Yeager (President and Chief Operating Officer), Geoffrey F. DeMartino (Executive Vice President, Chief Financial Officer and Treasurer), Vava R. Dimond (former Executive Vice President, Chief Information Officer), and Vincent Paperiello (Executive Vice President – President, Intermodal and Chief Solutions Officer).
Compensation Discussion and Analysis
Overview of Compensation Program
Our Compensation Committee has the responsibility for determining the compensation that is paid or awarded to our Company’s executive officers (for purposes of this proxy statement, the term “executive officer” means the senior leadership of the Company, including those officers subject to the reporting and liability provisions of the Securities and Exchange Act of 1934 (“Section 16 Officers”) and Named Executive Officers). Our Compensation Committee consists of the seven current independent members of the Board. Our Compensation Committee strives to ensure that the total compensation paid to our executive officers is fair, reasonable, competitive and drives behavior that increases stockholder value over the long term.
Compensation Best Practices
We strive to align our executives’ interests with those of our stockholders and to follow sound corporate governance practices. We believe our compensation program strikes the appropriate balance between using responsible pay practices and appropriately incentivizing our executives to create value for our stockholders. This balance is evidenced by the following:
Compensation Practice	Hub Group Policy
Pay for performance
A meaningful part of executive compensation is performance based, including our annual cash incentive, which is based on diluted earnings per share (“EPS”), and our long-term incentive, which is based on the Company’s earnings before interest, tax, depreciation and amortization (“EBITDA”) as a percentage of gross margin. Annual restricted stock grants to executive officers are fifty percent performance-based and fifty percent time-based.

Robust stock ownership guidelines and holding requirements
Our stock ownership guidelines and holding requirements create further alignment with stockholders’ long-term interests. See “Director Compensation” and “Executive Compensation – Compensation Discussion and Analysis— Stock Ownership Guidelines”.

No employment agreements	We have no employment, severance or golden parachute agreements with any of our Named Executive Officers and therefore, no excise tax gross-ups.
Multi-year vesting period for restricted stock awards	Time-based restricted stock awards and performance-based restricted stock awards generally have a 5- and 3-year vesting period, respectively.
No hedging Hub Group securities	Our policy prohibits executive officers and directors from engaging in hedging transactions involving our stock. See “Corporate Governance – Does the Company Have a Policy Regarding Hedging?”
Tax gross-ups	We do not provide tax gross-up payments except in connection with annual physicals that Section 16 officers may receive.
No repricing underwater stock options without stockholder approval	Our equity incentive plan prohibits repricing underwater stock options, reducing the exercise price of stock options or replacing awards with cash or another award type, without stockholder approval.
Annual compensation risk assessment	At least annually, our Compensation Committee assesses the risk of our compensation program.

Compensation Philosophy and Objectives
Our Company’s compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with industry standards and attract and retain outstanding executives. We seek to incentivize our executives through both short-term and long-term awards, with a goal of rewarding superior Company performance. Our ultimate objective is to improve stockholder value.
Our Compensation Committee evaluates both performance and compensation to ensure that our Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, our Compensation Committee believes executive compensation packages provided to our executives should include both cash and stock-based compensation that reward performance as measured against pre-established goals.
Role of Executive Officers in Compensation Decisions
Our Compensation Committee, with input and recommendations from our Chief Executive Officer and our President, makes all compensation decisions for the executive officers and approves, if deemed appropriate, recommendations of equity awards to all executive officers of the Company. However, our Chief Executive Officer and our President do not play any role in the Compensation Committee’s determination of their own compensation. Our Chief Executive Officer and our President annually review the performance of the executive officers. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual stock and cash award amounts, are presented to the Compensation Committee. Our Compensation Committee can exercise its discretion in modifying any recommended adjustments of stock or cash awards to executives.
Setting Executive Compensation
Based on the foregoing objectives, our Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.
Compensation Consultant. To help the Company achieve its compensation objectives, our Compensation Committee engaged Korn Ferry Hay Group (“Korn Ferry”) as its independent compensation consultant for 2021. Korn Ferry (or its predecessor, Hay Group) has been the compensation consultant to the Compensation Committee since 2004. The consultant’s role is to advise our Compensation Committee on all executive compensation matters. The Compensation Committee asked the consultant to provide relevant market data and evaluate the Company’s total compensation system relative to the compensation systems employed by comparable companies in the transportation industry and the overall U.S. industrial market. The consultant provides an additional measure of assurance that the Company’s executive compensation program is a reasonable and appropriate means to achieve our objectives.
Market Benchmarking. A benchmark group of publicly-traded companies in the transportation industry is chosen based on comparable revenue, market capitalization and number of employees. The peer group is used annually by our Compensation Committee to ensure that Hub Group’s compensation programs offer competitive total compensation opportunities and reflect best practices in compensation plan design. For 2021, the companies comprising the “Compensation Peer Group” were:
ArcBest Corporation	Old Dominion Freight Line, Inc.
Echo Global Logistics, Inc.(1)	Ryder System, Inc.
Forward Air, Inc.	Saia, Inc.
JB Hunt Transportation Services, Inc.	Schneider National, Inc.
Knight- Swift Transportation Holdings, Inc.	Werner Enterprises, Inc.
Landstar Systems, Inc.
(1)
Echo Global Logistics, Inc. (“Echo”) was acquired on November 23, 2021 and is no longer a publicly-traded company. Because compensation and financial information regarding Echo will no longer be available, it will not be included in the Company’s peer group for 2022.

In addition, information on annual base salary increases and compensation data for the U.S. general industrial markets is provided by our Compensation Committee’s independent compensation consultant.
The Company’s Chief Executive Officer and its President develop pay recommendations for the Company’s executives based on (i) market data, (ii) each executive’s individual performance and functional responsibilities as determined by the Chief Executive Officer and the President and (iii) Company performance, both financial and non-financial. Our Compensation Committee, with the advice of its independent compensation consultant, reviews and, if appropriate, approves these pay recommendations. Our Compensation Committee also sets the base salary and incentive opportunities for the Company’s Chief Executive Officer based on (i) the aforementioned market data, (ii) the Chief Executive Officer’s individual performance and responsibilities and (iii) Company performance, both financial and non-financial.
Our Compensation Committee generally seeks to set the base salary for executive officers at a competitive level compared to similarly situated executives according to survey data from the Korn Ferry Executive Compensation Report (the “Korn Ferry survey”). Our Compensation Committee also considers, on a secondary basis, the executive compensation disclosure included in the proxy statements of the companies comprising the Compensation Peer Group. Variations to this objective do occur as dictated by the experience level of the individual, personal performance and market factors.
There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, our Compensation Committee reviews information provided by our compensation consultant to determine the appropriate level and mix of incentive compensation. Pay for such incentive compensation is awarded as a result of the performance of the Company or the individual, depending on the type of award, compared to pre-established goals.
2021 Advisory vote on Executive Compensation
Hub Group’s stockholders overwhelmingly approved the Company’s 2021 and 2020 compensation for named executive officers with over 97% of the votes cast approving each year.
Our Compensation Committee reviewed the results of the 2021 stockholder advisory vote on Named Executive Officer compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority of our stockholders voting at the annual meeting approved the compensation program described in our 2021 Proxy Statement, the Compensation Committee did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote. Our Compensation Committee will continue to review and consider the results of the stockholder advisory vote on Named Executive Officer compensation and may make changes based on that review.
2021 Executive Compensation Components
The Company’s executive compensation program has three main components--base salary, annual incentives, and long-term incentives. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.
Base Salary. To attract and retain qualified executives, base salary is provided to our executive officers. The base salary is determined based on position and responsibility using competitive criteria. During its review of base salaries for the executives, our Compensation Committee primarily considers (i) market data provided by our outside consultants, (ii) an internal review of the executive’s compensation, both individually and relative to other officers, and (iii) individual performance of the executive. Salary levels are typically reviewed annually as part of our annual performance review process as well as upon a promotion or other change in job responsibilities. Increases are based on increases in the cost of living, individual performance and market data. For 2021, the Compensation Committee provided salary increases of -0-% for Mr. David P. Yeager, 4.5% for Mr. Phillip D. Yeager, 3.6% for Ms. Dimond, and 4.3% for Mr. DeMartino. Mr. Paperiello’s annual base salary was adjusted by 5.4% based on merit and, effective July 7, 2021, his base salary was adjusted from $380,000 to $410,000 in connection with his promotion to Executive Vice President – President, Intermodal and Chief Solutions Officer.
Annual Cash Incentive. The Company’s annual cash incentive recognizes and rewards executives for taking actions that build the value of the Company and generate competitive total returns for stockholders. Our annual cash incentive is determined with the assistance of the Korn Ferry survey referred to above. For 2021, the value of Mr. David P. Yeager’s target award was 125% of his annual base salary, Mr. Phillip D. Yeager’s target award was 100% of his annual base salary, Mr. DeMartino’s target award was 60% of his annual base salary, Ms. Dimond’s target award was 70% of her base salary, and Mr. Paperiello’s target award was 70% of his annual base salary. This incentive is based solely on earnings per share (“EPS”) for our Chief Executive Officer and our President. For our other executive officers, this incentive is based on a combination of EPS (80%) and on individual performance compared against certain pre-determined personal goals (20%). The personal goals vary by officer. For 2021, the personal goals for officers responsible for each of our service lines were generally tied to specific financial metrics for the service line managed by the executive. For our other executives, the personal goals were generally tied to specific objectives within their area of responsibility. The personal goals are generally set at a level that is believed to be achievable with superior personal performance.
Each year, our Compensation Committee sets an EPS target, which may take into account certain items deemed by the Compensation Committee to be unusual or non-operating in nature and the impact of any share repurchase program. Once the year is completed, Hub Group’s earnings per share is compared against the EPS target. If the EPS target is not met, but the threshold EPS target is met or exceeded, we generally pay a reduced incentive based on a sliding scale between threshold and target. If the threshold target is not met, we generally do not pay any cash incentive related to the EPS. Similarly, our executives can earn up to 200% of their EPS target incentive if we substantially exceed our EPS target, with the incentive being paid based on a sliding scale between target and the exceeded level EPS target. For 2021, the Compensation Committee set the threshold EPS target at $2.20 to receive any portion of the EPS cash incentive, the full value EPS target at $3.20 and the exceeded level EPS target at $3.60. For 2021 our actual EPS was $5.06.
Ms. Dimond’s target incentive related to personal goals was $67,200. Mr. DeMartino’s target incentive related to personal goals was $57,600. Mr. Paperiello’s target incentive related to personal goals was $110,600. All cash compensation is approved by our Compensation Committee before it is paid to our executive officers.
Long-Term Equity Incentives. The Company’s Long-Term Equity Incentive (“LTI”) Program serves to reward executive performance that successfully executes the Company’s long-term business strategy and builds stockholder value. The LTI Program allows awards of options and stock appreciation rights, time and performance based restricted stock and performance units. The LTI Program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership stake in the Company through grants of Class A Shares. The Company adopted the Hub Group, Inc. 2017 Long-Term Incentive Plan in connection with its LTI Program.
The Company has historically made an annual grant of restricted stock to its executive officers. Our Compensation Committee reviews management’s recommendation and approves restricted stock awards for each Section 16 Officer. Our restricted stock grants for Section 16 Officers typically vest ratably, once per year, over five years and, beginning in 2018, consisted of a performance-based restricted stock grant in addition to time-based restricted stock grant. That program of restricted stock grants continued in 2021 (the “2021 LTI Awards”) when the Compensation Committee granted the restricted awards to executives in January 2021.
For the 2021 LTI Awards, the Compensation Committee first established the long-term incentive target opportunity for each executive in the LTI Program. The target value was a target number of restricted shares for the individual awards. The 2021 LTI Awards consisted of 50% performance-based restricted stock vesting upon the third anniversary of the grant date and 50% time-based restricted stock vesting ratably, once per year, over a five-year period, subject to the executive’s continued employment. There are no other metrics tied to vesting of these time-based awards. The Compensation Committee has the discretion to accelerate the vesting of these awards.
For all participants, vesting of the performance-based 2021 LTI Awards were tied to achievement of the Company’s earnings before interest, tax, depreciation and amortization (“EBITDA”) as a percentage of gross margin for the three-year period ending December 31, 2023.
The Compensation Committee set a threshold, target, and maximum level for this performance measure under each of the 2021 LTI Awards. The levels were designed such that the underlying performance-based shares will not vest if we do not at least achieve the minimum level (threshold) of performance. Vesting at target level requires us to fully meet our performance expectations and full vesting at the maximum level requires a high level of performance. Forfeiture or grant of additional shares at performance levels between threshold, target and maximum is determined based on straight-line interpolation for these shares.
The following table presents the possible payouts for shares of performance-based restricted stock at different levels of performance:
2021 Performance Metric	Achievement at or below Threshold	Achievement above Threshold	Achievement At Target Level	Achievement above Target Level	Achievement of Maximum Level
EBITDA as a percent of gross margin: Total Payout	0%	Payout interpolated from Threshold to Target Level with steps	100%	Payout interpolated from Target Level to Maximum Level	200%
The performance shares will vest and be released to the awardee if and only to the extent the Compensation Committee certifies that the performance levels for the awards have been satisfied.
There are significant assumptions built into the achievement levels described above for the 2021 LTI Awards. The Compensation Committee retains discretion to adjust the achievement levels when market conditions or other events (such as acquisitions or divestitures) occur during the performance period that were not anticipated in the design of the awards at grant.
The Company has not granted any stock options since 2003.
Vesting of 2019-2021 LTI Awards. In 2019, certain senior Company executives received grants of performance-based restricted stock for the three-year performance period ending on December 31, 2021, using EBITDA as a percentage of gross margin as the performance metric.
The performance criteria for the 2019-2021 performance period is set forth in the table below.
EBITDA as a % of Gross Margin	Payout Level
41.0% or less	0%
42.0-43.0%	20%
43.0-44.0%	40%
44.0-45.0%	60%
45.0-46.0%	80%
46.0-47.0%	100%
47.0-48.0%	120%
48.0-49.0%	140%
49.0-50%	160%
50.0-51.0%	180%
51.0% or greater	200%
The Company’s actual results for EBITDA as a percent of gross margin for 2019-2021 performance share awards exceeded 51%, which resulted in a payout equal to 200%. The resulting share amounts earned by our Named Executive Officers are set forth in the table below. Mr. DeMartino became a Named Executive Officer in 2020 and did not receive a performance share award for the 2019-2021 performance period.

Named Executive Officer	Shares Earned in settlement of Performance- Based Restricted Stock (#)
David P. Yeager	40,000
Phillip D. Yeager	12,000
Geoffrey F. DeMartino	0
Vava R. Dimond	16,000
Vincent C Paperiello	8,000
Perquisites and Other Compensation
The Company provides executive officers with perquisites and other personal benefits that the Company and our Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
All of our named executive officers participated in our 401(k) plan and received matching funds up to the federally allowed maximum match. We provide life insurance to all of our named executive officers valued at one times each executive’s annual base salary, subject to a $150,000 limit. The Company also maintains the non-qualified deferred compensation plan (“DCP”) and provides a matching contribution to participants. The Company makes available to its executive officers an annual physical at a local hospital in which the Company pays the taxes associated with this benefit. The Company allows personal use of its fractional airplane interests by certain executive officers. Personal use of our aircraft interests requires approval by the Chief Executive Officer. Our executives must reimburse the Company for their personal use of our aircraft interests at the Standard Industry Fare Level plus either 20% or 30%, depending on the aircraft.
Retirement and Other Benefits
Pension Benefits
We do not provide pension arrangements or subsidized post-retirement health coverage for our executives or employees.
Non-qualified Deferred Compensation
Our executive officers, in addition to certain other key managerial employees, are entitled to participate in the DCP. Pursuant to this plan, eligible employees can defer certain compensation on a pre-tax basis. The DCP is discussed in further detail below under the heading “2021 Nonqualified Deferred Compensation.”
Other Post-Employment Payments
All of our executive officers are employees-at-will and as such do not have employment contracts with us. Certain payments will be made upon a termination or change in control. These payments are discussed in further detail below under the heading “Potential Payouts upon Termination or Change in Control” below.
Stock Ownership Guidelines
To directly align the interests of executive officers with the interests of the stockholders, our Board adopted a policy that requires each executive officer to acquire and maintain a minimum ownership interest in the Company. Each executive officer, other than the Chief Executive Officer, must own Class A Shares (including unvested restricted stock awards) with a value of at least two times his or her base annual salary. The Chief Executive Officer must own Shares with a value of at least three times his base salary. Each executive officer has five years to meet this requirement. Until they do, executive officers must retain a minimum of 25% of the stock granted to them in any one year. As of December 31, 2021, all Named Executive Officers are in compliance with these guidelines.
Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s deduction for individual compensation over $1 million paid in any taxable year to each of the persons that meet the definition of a covered employee under Section 162(m). For 2021, covered employees include anyone who was a covered employee for any taxable year beginning after December 31, 2016, anyone who held the position of CEO or Chief Financial Officer (“CFO”) at any time during the fiscal year and the three most highly compensated employees who acted as executive officers (other than as CEO or CFO) at any time during the fiscal year.
Section 274(e) of the Code limits the Company’s deduction for expenses allocated to certain personal use of its fractional airplane interests. For 2021, such expenses, less amounts reimbursed to the Company, were not deductible for federal income tax purposes.
The Compensation Committee continues to view the tax deductibility of executive compensation as one of many factors to be considered in the context of its overall compensation philosophy and therefore reserves the right to approve compensation that may not be deductible in situations it deems appropriate. The Compensation Committee also considers the accounting treatment of the cash and equity awards that it grants and maintains.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K and based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.
This report has been furnished by the Compensation Committee of the Board of Directors:
James C. Kenny, Chairman
Mary Boosalis
Michael E. Flannery
Peter B. McNitt
Charles R. Reaves
Jenell Ross
Martin P. Slark
The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Hub Group filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Hub Group specifically incorporates this report by reference therein.

2021 SUMMARY COMPENSATION TABLE
The following table sets forth a summary of the annual, long-term and other compensation for services rendered to the Company paid or awarded during 2021, 2020 and 2019 to our Named Executive Officers. We have omitted from this table the columns for “Bonus”, “Option Awards” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because they are inapplicable.
Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
David P. Yeager Chairman and Chief Executive Officer	2021	$950,000	$2,280,000	$2,375,000	$119,633	$5,724,633
	2020	$950,000	$2,099,600	$0	$119,294	$3,168,894
	2019	$986,538	$1,488,000	$1,721,875	$233,808	$4,430,221

Phillip D. Yeager President and Chief Operating Officer	2021	$575,000	$1,140,000	$1,150,000	$26,173	$2,891,173
	2020	$544,231	$839,840	$0	$25,098	$1,409,169
	2019	$474,969	$446,400	$435,095	$23,448	$1,379,912

Geoffrey F. DeMartino(5) EVP, Chief Financial Officer and Treasurer	2021	$480,000	$456,000	$489,600	$8,923	$1,434,523
	2020	$429,724	$200,039	$0	$22,398	$652,161

Vava R. Dimond Former EVP, Chief Information Officer	2021	$480,000	$1,026,000	$588,000	$14,168	$2,108,168
	2020	$461,942	$839,840	$0	$28,118	$1,329,900
	2019	$467,308	$595,200	$420,525	$21,948	$1,504,981

Vincent C. Paperiello(5) EVP–President, Intermodal & Chief Solutions Officer	2021	$395,000	$684,000	$525,350	$8,923	$1,613,273
(1)	Includes compensation contributed to our 401(k) Plan or deferred under our DCP. The amounts of the 2021 salary deferrals under the DCP are included in the Nonqualified Deferred Compensation Table.
(2)
For 2021, represents the aggregate grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718. Certain of the awards are subject to performance conditions, and the reported value at the grant date is based upon the probable outcome of such conditions on such date. The values of the awards that are subject to performance conditions at the grant date assuming that the highest level of performance conditions will be achieved for 2021 are as follows for each applicable Named Executive Officer:

Year	D. Yeager ($)	P. Yeager ($)	G. DeMartino ($)	V. Dimond ($)	V. Paperiello ($)
2021
Time-based	$1,140,000	$570,000	$228,000	$513,000	$342,000
Performance-based	$2,280,000	$1,140,000	$456,000	$1,026,000	$684,000
Information regarding the assumptions made in the valuation of these awards is set forth in Note 13 of the annual consolidated financial statements in our 2021 Annual Report on Form 10-K, filed with the SEC on February 25, 2022.
(3)	Represents the annual cash incentives paid to our named executive officers.

(4)	The following table indicates the components of “All Other Compensation” for each of our Named Executive Officers during 2021:
Name	401(k) Match	Life Insurance	DCP match	Executive Physical	Personal Aircraft Usage*
D. Yeager	$8,700	$223	—	$4,770	$105,940
P. Yeager	$8,700	$223	$17,250	—	—
G. DeMartino	$8,700	$223	—
V. Dimond	$8,700	$223	—	$5,245	—
V. Paperiello	$8,700	$223	—	—	—
*
Personal use of our fractional airplane interests is subject to the Company’s Perquisites Policy and requires approval by the Chief Executive Officer. Our executives must reimburse the Company for their personal use of our fractional aircraft interest at the Standard Industry Fare Level plus either 20% or 30% depending on the aircraft. We value the personal use of our aircraft interests as the difference between the amount paid by the executive to the Company for use of the plane and the aggregate incremental cost of using the plane. The incremental cost includes the hourly flight fee, all fuel charges, overnight fees, on-board catering, landing fees, parking fees, certain taxes and passenger ground transportation. We do not include in incremental costs the fixed costs that do not change based on personal usage, such as monthly management fees or the purchase or lease costs of our fractional interest in aircraft. Personal aircraft use by the Yeager family is reimbursed by Mr. David Yeager.

(5)	Mr. DeMartino joined the Company in 2016 but did not become a Named Executive Officer until 2020. Mr. Paperiello joined the Company in 1993 but did not become a Named Executive Officer until 2021.

2021 GRANTS OF PLAN-BASED AWARDS
The table below also shows information regarding equity awards made to our named executive officers during 2021. We have omitted from this table the columns for “All Other Option Awards” and “Exercise or Base Price of Option Awards” because they are inapplicable.
Name	Award Type(1)	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. Yeager	RSA	1/2/21	—	—	—	—	—	—	20,000(3)	$1,140,000
	PA	1/2/21	—	—	—	4,000	20,000	40,000	20,000(4)	$1,140,000
	ACI(2)		—	$1,187,500	$2,375,000	—			—	—
P. Yeager	RSA	1/2/21	—	—	—	—	—	—	10,000(3)	$570,000
	PA	1/2/21	—	—	—	2,000	10,000	20,000	10,000(4)	$570,000
	ACI(2)		—	$575,000	$1,150,000	—			—	—
G. DeMartino	RSA	1/2/21	—	—	—	—	—	—	4,000(3)	$228,000
	PA	1/2/21	—	—	—	800	4,000	8,000	4,000(4)	$228,000
	ACI(2)		—	$288,000	$518,400	—	—	—	—	—
V. Dimond	RSA	1/2/21	—	—	—	—	—	—	9,000(3)	$513,000
	PA	1/2/21	—	—	—	1,800	9,000	18,000	9,000(4)	$513,000
	ACI(2)		—	$336,000	$604,800	—			—	—
V. Paperiello	RSA	1/2/21	—	—	—	—	—	—	6,000(3)	$342,000
	PA	1/2/21	—	—	—	1,200	6,000	12,000	6,000(4)	$342,000
	ACI(2)		—	$276,500	$553,000	—		—	—	—
(1)	Type of Awards are – Restricted Stock Award (RSA); Performance Award (PA); and Annual Cash Incentive (ACI).
(2)
Our annual cash incentive is determined with the assistance of advice from Korn Ferry. With the exception of our Chief Executive Officer and our President and Chief Operating Officer, the value of the target award is generally set at 60 - 70% of salary. This incentive is based solely on EPS for our Chief Executive Officer and our President and Chief Operating Officer. For our other Named Executive Officers, 80% of this incentive is based on EPS and 20% is based on individual performance compared against certain predetermined personal goals.

(3)	Restricted stock that vests ratably annually on the date of grant over five years, subject to the participant’s continued service to the Company through the applicable vesting date.
(4)
Performance awards that vest after 3 years. Payout is based upon a three-year average of the ratio of EBITDA as a percent of gross margin. The maximum payout of these awards would be achieved if EBITDA as a percent of gross margin meets or exceeds the 200% level metric as determined by the Compensation Committee. However, because the results of 2022 and 2023 currently are undeterminable, these awards could continue to result in payouts of between -0- and the maximum amounts. Target shares denote a 100% payout; and maximum shares denote a 200% payout.

Narrative Description for Summary Compensation and Grants of Plan-Based Awards Tables
Short-Term Incentives
A summary of the Company’s Annual Incentive Plan is set forth above under the heading, “Annual Cash Incentive.”
Long-Term Incentives
As part of the annual long-term incentive compensation package, our Compensation Committee grants restricted Class A Shares to our Named Executive Officers. Generally, these awards are based on merit and vest over five years. The Company has historically made an annual grant of time-based restricted stock to its Named Executive Officers and, since 2018 performance-based restricted stock has also been part of the long-term incentive. Our Compensation Committee reviews management’s recommendation and approves the restricted stock awards for each Named Executive Officer. These restricted shares are entitled to dividends to the same extent as ordinary shares, but the dividends are restricted to the same extent as the underlying security. Once the restricted stock vests, any dividends paid on that stock also vest.
Agreements with our Named Executive Officers
We do not have employment agreements with our Named Executive Officers.
OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
The table below sets forth information regarding equity awards granted and held by our Named Executive Officers as of the end of fiscal year 2021. We have omitted from this table the columns relating to “Option Awards” because they are inapplicable.
Name	Stock awards
	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(1) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(1) ($)
D. Yeager	20,000(2)	$1,684,800	40,000(3)	$3,369,600
	16,000(4)	$1,347,840	40,000(5)	$3,369,600
	12,000(6)	$1,010,880
	8,000(8)	$673,920
	8,000(9)	$673,920
P. Yeager	10,000(2)	$842,400	20,000(3)	$1,684,800
	6,400(4)	$539,136	16,000(5)	$1,347,840
	3,600(6)	$303,264
	2,148(7)	$180,948
	2,400(8)	$202,176
	2,000(9)	$168,480
G. DeMartino	4,000(2)	$336,960	8,000(3)	$673,920
	3,048(4)	$256,764
	3,225(6)	$271,674
	1,626(8)	$136,974
	914(9)	$76,995
V. Dimond	9,000(2)	$758,160	18,000(3)	$1,516,320
	6,400(4)	$539,136	16,000(5)	$1,347,840
	4,800(6)	$404,352
	2,800(8)	$235,872
	2,640(9)	$222,394
V. Paperiello	6,000(2)	$505,440	12,000(3)	$1,010,880
	4,000(4)	$336,960	10,000(5)	$842,000
	2,400(6)	$202,176
	1,288(7)	$108,501
	1,600(8)	$134,784
	1,600(9)	$134,784
(1)	Computed by multiplying the number of shares by $84.24, which was the closing market price of one Class A Share on December 31, 2021 as reported by Nasdaq.

(2)	Restricted stock remaining from a grant made on January 2, 2021 that vests ratably annually on the date of grant over five years.
(3)
Performance award remaining from grant made on January 2, 2021 is subject to a three-year vesting performance period. The number of shares reported assumes a 200% payout of the performance award based on performance to date above the maximum threshold.

(4)	Restricted stock remaining from a grant made on January 2, 2020 that vests ratably annually on the date of grant over five years.
(5)
Performance awards remaining from a grant made on January 2, 2020 is subject to a three-year vesting performance period. The number of shares reported assumes a 200% payout of the performance award based on performance to date above the maximum threshold.

(6)	Restricted stock remaining from a grant made on January 2, 2019 that vests ratably annually on the date of grant over five years.
(7)	Restricted stock remaining from a grant made to Mr. Phillip Yeager and Mr. Vincent Paperiello on November 9, 2018 that vests ratably annually on the date of grant over five years.
(8)	Restricted stock remaining from a grant made on January 2, 2018 that vests ratably annually on the date of grant over five years.
(9)	Restricted stock remaining from a grant made on January 2, 2017 that vests ratably annually on the date of grant over five years.
2021 OPTION EXERCISES AND STOCK VESTED
The table below sets forth information regarding awards that vested in our Named Executive Officers during 2021. We have omitted from this table the columns relating to “Option Awards” because they are inapplicable.
Name	Stock Awards
	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
D. Yeager	66,000	4,614,000
P. Yeager	20,474	1,450,198
G. DeMartino	6,024	336,781
V. Dimond	25,800	1,815,960
V. Paperiello	14,244	998,846
(1)	Represents the gross number of shares acquired upon vesting of restricted stock, without deduction for shares that may have been withheld to satisfy applicable tax withholding obligations.
(2)
Computed by multiplying the number of shares by the closing market price of one Class A Share on the vesting date as reported by Nasdaq. The vesting date for all the shares reported was January 2, 2021 except as follows: P. Yeager (1,074 shares vested on November 9, 2021), G. DeMartino (2,458 shares vested on February 1, 2021) and V. Paperiello (644 shares vested on November 9, 2021). Additionally, except for Mr. DeMartino, each Named Executive Officer had a vesting of performance-based restricted stock in Class A Shares for the three-year performance period beginning January 1, 2019. The Compensation Committee of the Board certified performance for the full performance period and approved vesting of the award on December 20, 2021 of 200% of the target, as the requisite EBITDA levels had already been achieved for the performance period. On the vesting date, the following total of performance based restricted stock settled into Class A Shares: D. Yeager (40,000); P. Yeager (12,000); V. Dimond (16,000) and V. Paperiello (8,000).

2021 PENSION BENEFITS
We have omitted the Pension Benefits table because it is inapplicable.

2021 NONQUALIFIED DEFERRED COMPENSATION
Information regarding each Named Executive officer’s participation in our DCP is included in the following table. The material terms of the plan are described after the table. Please also see “Perquisites and Other Compensation” in “Compensation Discussion and Analysis” above.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
D. Yeager	$-0-	$-0-	$286,326	$487,487	$4,578,264
P. Yeager	$34,500	$17,250	$49,926	$-0-	$352,865
G. DeMartino	$-0-	$-0-	$53,433	$-0-	$436,603
V. Dimond	$-0-	$-0-	$249,017	$116,012	$2,031,624
V. Paperiello	$-0-	$-0-	$-0-	$-0-	$-0-
(1)	Executive contributions during 2021 are included in “Salary” in the Summary Compensation Table.
(2)	Company contributions are included in “All Other Compensation” in 2021 in the Summary Compensation Table.
(3)	These amounts are not reported in the Summary Compensation Table because they do not represent above-market or preferential earnings.
(4)
Of the amounts reported, the following were previously reported as compensation for years prior to 2021 in a Summary Compensation Table: D. Yeager ($2,328,169), P. Yeager ($123,162), G. DeMartino ($71,183) and V. Dimond ($548,310).

Pursuant to the DCP, participating employees can defer up to 50% of their base salary and up to 90% of their annual cash incentive. The DCP also includes a match by the Company. The match currently is equal to 50% of the first 6% of contributions to the plan with a maximum match equivalent to 3% of base salary. The match vests over three years on a cliff basis. The Company match, if vested, and earnings thereon are paid out seven months after separation from service in either a lump sum or over a period of up to ten years, at the employee’s election. The match is subject to forfeiture if the participant leaves the Company and goes to work for a competitor.
The DCP is funded and does not provide for a fixed rate of return. The amounts deferred or contributed to the DCP are credited to a liability account, which is then invested at the participant’s option in an account that mirrors the performance of a fund or funds selected by the Compensation Committee and reviewed by the Company’s 401(k) committee. The investment options that a participating employee may select track commonly available investment vehicles, including mutual funds, bond funds and money market funds. Each participating employee selects from a range of investment options. We then provide an investment return equal to the return from the selected investment options.
The employee’s contributions and earnings thereon are paid out upon separation from service or at a predetermined date and may be paid out in a lump sum or over a period of up to ten years.

Potential Payments Upon Termination or Change in Control
As required, in the following section we disclose the amount that would have been earned by our named executive officers assuming a change in control or a termination due to death or disability on December 31, 2021.
Pursuant to their current award agreements under our Long-Term Incentive Plans, the restricted stock of our named executive officers would vest upon a change in control event. Time-based restricted stock awards also vest on death or disability, and may vest upon a retirement in the discretion of the Compensation Committee (generally, the date of an executive’s termination for reasons other than due to death or disability or “for cause,” on or after the attainment of age 55, or age 50 plus 10 continuous years of service). Performance-based restricted stock awards, in the discretion of the Compensation Committee, also may vest on death, disability, retirement, or a change in control event (with or without regard to the satisfaction of the applicable performance measures). Additionally, our DCP provides for the vesting of the Company match and any earnings thereon upon a change in control. No Named Executive Officers would be entitled to receive any cash severance amounts or accelerated vesting of equity awards in connection with a termination of employment other than due to death or disability.
Name	Value of Restricted Stock(1)	Deferred Compensation	Total payout upon Change in Control, Death or disability
D. Yeager	$8,760,960	$26,877	$8,787,837
P. Yeager	$3,752,724	$37,196	$3,789,920
G. DeMartino	$1,416,327	$15,359	$1,431,686
V. Dimond	$3,591,994	$-0-	$3,591,994
V. Paperiello	$2,349,285	$-0-	$2,349,285
(1)
As of December 31, 2021, our Named Executive Officers owned the following number of shares of unvested restricted stock: D. Yeager (104,000); P. Yeager (44,548); G. DeMartino (16,813); V. Dimond (42,640); and V. Paperiello (27,888). The value of accelerated restricted stock reported in this column is determined by multiplying the number of unvested shares of restricted stock by $84.24, which was the closing market price of one Class A Share on December 31, 2021 as reported by Nasdaq.

Definition of “Change in Control”
For purposes of the foregoing discussion, a change in control is defined under our current Long-Term Incentive Plan as a change in the beneficial ownership of the Company’s Class A Shares or a change in the composition of the Board which occurs as follows: (i) Any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of Class A Shares representing 50 percent or more of the total voting power of the Class A Shares; or (ii) A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the Class A Shares, which has not been negotiated and approved by the Board. In case of a tender offer described above, the change in control will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in subparagraph (i) above) making the offer owns or has accepted for payment Class A Shares with 25 percent or more of the total voting power of Class A Shares, or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of the Company’s stock when the offer terminates; or (iii) individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election. For purposes of the DCP, the definition of a change in control is defined as a change in control that would constitute a change in control event under Section 409A of the Code. The definition of change in control has been modified under the 2022 Plan with respect to clause (ii) of the change in control definition described above to provide that a change in control will occur only if a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the Class A Shares, which has not been negotiated and approved by the Board and, for this purpose, the tender offer will be deemed to have occurred upon the closing of the offer if, upon such closing, the person (using the definition in subparagraph (i) above) making the offer owns or has accepted for payment Class A Shares with 25 percent or more of the total voting power of the Class A Shares. The change in the definition of change in control has no effect on the amount of the payments set forth above.

Compensation Committee Interlocks and Insider Participation
Except as disclosed in “Transactions with Management and Others,” none of Mses. Boosalis and Ross, Messrs. Kenny, McNitt, and Reaves, or our former director Mr. Jonathan P. Ward, each of whom was a member of our Compensation Committee during all or a portion of 2021: (1) was at any time during 2021 an officer or employee, or was at any time prior to 2021 an officer, of Hub Group or any of our subsidiaries; or (2) had any relationship requiring disclosure under Item 404 of Regulation S-K. Also, none of our executive officers serve, or in the past fiscal year have served, as a director or compensation committee (or equivalent committee) member of any entity that has an executive officer serving as a Hub Group director or Compensation Committee member.
Compensation Risk Considerations
The Compensation Committee has concluded that the risks created by our overall compensation program are not reasonably likely to have a material adverse effect on the Company.

Pay Ratio Disclosure
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and our Chief Executive Officer (“CEO”). This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.
•	In 2021, the annual total compensation of the employee identified at median of our company (other than our CEO), was $67,972; and
•	the annual total compensation of the CEO during 2021 for purposes of determining the CEO Pay Ratio was $5,724,633, as set forth in the Summary Compensation Table.
Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was estimated to be 84 to 1.
When identifying the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” we examined our employee population as of November 15, 2020 utilizing the methodology and the material assumptions, adjustments, and estimates below:
•	our employee population for purposes of calculating the pay ratio disclosure was 4,883 after excluding, pursuant to SEC rules, 20 employees who work in Canada or Mexico;
•
To identify the median compensated employee, we used W-2 Box 5 Medicare wages for the period from January 1, 2020 (the first day of 2020) through December 31, 2020 (the last day of 2020), with such amounts annualized for full-time permanent employees that were not employed by us for the entire year; and

•	the median employee’s annual total compensation was calculated using the same methodology we use for our CEO as set forth in the 2021 Summary Compensation Table in this proxy statement.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

SECURITY OWNERSHIP
The following table sets forth the amount of Class A Shares and Class B Shares beneficially owned by the listed persons as of March 29, 2022. For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed. Percentage computations are based upon 33,984,791 Class A Shares and 662,296 Class B Shares, respectively, outstanding as of the Record Date. Beneficial ownership of Class B Shares is based on the stock ledger maintained by the Company as of the Record Date and the terms of the Class B Stockholders’ Agreement (the “Stockholders Agreement”). Any of our officers and directors may be contacted at our executive offices.
	Number
Name	Class A	Percentage	Class B	Percentage
David P. Yeager(1)(2)	286,408	*%	662,296	100%
Mark A. Yeager(1)(3)	—	*	662,296	100%
Phillip D. Yeager	39,846	*	—	*
Geoffrey F. DeMartino	11,573
Vava P. Dimond	40,702	*	—	*
Vincent Paperiello	34,950	*	—	*
Peter McNitt	16,154	*	—	*
Mary H. Boosalis	16,822	*	—	*
Michael E. Flannery(4)	—	*	—	*
James Kenny	22,243	*	—	*
Charles R. Reaves	61,249	*	—	*
Janell Ross	5,447	*	—	*
Martin P. Slark	113,291	*	—	*
All directors, nominees and executive officers (14 people)	664,332	2.0%	662,296	100%
BlackRock, Inc.(5)	6,586,538	19.4%	—	*
The Vanguard Group(6)	3,526,316	10.4%	—	*
Dimensional Fund Advisors L.P.(7)	2,276,270	6.7%	—	*
*	Represents less than 1% of the outstanding Class A Shares.
(1)
David P. Yeager, as trustee, and Mark A. Yeager, individually and as trustee, are parties to the Stockholders’ Agreement, pursuant to which they have agreed to vote all of their Class B Shares in accordance with the vote of the holders of a majority of such shares at a meeting of the Class B Stockholders held prior to the Annual Meeting, or as recommended by the independent directors of the Board of Directors if there is a deadlock among Class B Stockholders or if a quorum of Class B Stockholders cannot be achieved at the meeting of Class B Stockholders after two attempts. See “Solicitation, Meeting and Voting Information - How will the Class B shares be voted at the Annual Meeting?” for more details. Except as provided in footnotes 2 and 3, each of the Yeager family members disclaims beneficial ownership of the Class B Shares held by the other Yeager family members. The Class B Shares represent approximately 62% of the total votes allocable to the Shares. Members of the Yeager family own all of the outstanding Class B Shares.

(2)
Includes 176,276 Class B Shares owned by the DPY 2015 Exempt Children’s Trust, 51,624 Class B Shares owned by the Laura C. Yeager 2015 GST Trust, 51,624 Class B Shares owned by the Matthew D. Yeager 2015 GST Trust and 51,624 Class B Shares owned by the Phillip D. Yeager 2015 GST Trust and 331,148 Class B Shares beneficially owned by Mark A. Yeager, to which David P. Yeager may be deemed to have shared voting discretion pursuant to the Stockholders’ Agreement. See Notes 1 and 3.

(3)
Includes 86,794 Class B Shares owned by Mark A. Yeager individually, 87,866 Class B Shares owned by the Alexander B. Yeager 1994 GST Trust, 87,866 Class B Shares owned by the Samantha N. Yeager 1994 GST Trust, 48,715 Class B Shares owned by the Mark A. Yeager Non-Exempt Trust, and 331,148 Class B Shares beneficially owned by David P. Yeager, to which Mark A. Yeager may be deemed to have shared voting discretion pursuant to the Stockholders’ Agreement. Also includes 19,907 Class B Shares owned by the Mark A. Yeager Perpetual Trust for which Mark A. Yeager serves as sole trustee and has sole investment and voting discretion. See Notes 1 and 2.

(4)	Mr. Flannery joined the Board of the Company effective April 1, 2022.
(5)
Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. (“Blackrock”). Blackrock is beneficial owner of 6,586,538 Class A Shares, with sole dispositive power with respect to 6,586,538 Class A Shares and sole voting power with respect to 6,358,685 Class A Shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(6)
Information contained in the table above and this footnote is based on a report on Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. (“Vanguard”). Vanguard is the beneficial owner of 3,526,316 Class A Shares, with sole dispositive power with respect to 3,468,041 Class A Shares, sole voting power with respect to 0 Class A Shares, shared voting power with respect to 29,700 Class A Shares and shared dispositive power with respect to 58,275 Class A Shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional is the beneficial owner of 2,276,270 Class A Shares, with sole dispositive power with respect to 2.276.270 Class A Shares and sole voting power with respect to 2,230,589 Class A Shares. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION
In accordance with the SEC’s rules, we provide our stockholders with the opportunity to cast an advisory vote regarding the compensation paid to our Named Executive Officers as disclosed in the proxy statement. We submit this proposal for a non-binding vote on an annual basis. At our 2021 Annual Meeting, our stockholders overwhelmingly approved the proposal, with over 97% of the votes cast voting in favor of the proposal. Accordingly, this year we again seek your advisory vote to approve the compensation of our Named Executive Officers as we have described in “Compensation Discussion and Analysis” and in the accompanying compensation tables and related narrative discussion in the “Executive Compensation” section of this Proxy Statement.
As discussed in detail in the “Compensation Discussion and Analysis” section above, the Compensation Committee actively oversees our executive compensation program, adopting changes to the program and awarding compensation as appropriate to reflect Hub Group’s circumstances and to promote the main objectives of the program. Our compensation programs are designed to attract, retain, and motivate persons with superior ability, to reward outstanding performance, and to align the long-term interests of our Named Executive Officers with those of our stockholders. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual and long-term goals and the realization of increased stockholder value. We firmly believe that the information we have provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
Our Board is asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement in accordance with SEC rules by voting for this proposal. Because your vote is advisory, it will not affect any compensation already paid or awarded to any officer nor will it be binding on or overrule any decisions of the Board or the Compensation Committee. Nevertheless, our Board and the Compensation Committee value our stockholders’ views and intend to consider the outcome of the vote, along with other relevant factors, when making future decisions regarding executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. This advisory vote is not a vote on the compensation of our Board, as described under “Director Compensation,” or on our compensation policies as they relate to risk management, as described under “Compensation Risk Considerations” in the “Executive Compensation” section above.
The Board of Directors unanimously recommends a vote FOR Proposal 2.

AUDIT COMMITTEE REPORT
The Audit Committee of our Board of Directors has:
•	reviewed and discussed with management the Company’s annual audited financial statements for 2021;
•
discussed with E&Y, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board “(PCAOB”) and the SEC;

•	received from E&Y the written disclosures and the letter required by applicable requirements of the PCAOB regarding E&Y’s communication with the Audit Committee concerning independence; and
•	discussed with E&Y its independence.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the December 31, 2021 audited financial statements be included in the Company’s Annual Report on Form 10-K for 2021 for filing with the SEC.
While the Audit Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit Committee does not have the duty to plan or conduct audits or to determine that Hub Group’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. Hub Group’s management and independent auditor have this responsibility.
This report has been furnished by the members of the Audit Committee:
Peter B. McNitt, Chairman
Mary H. Boosalis
Michael E. Flannery
James C. Kenny
Charles R. Reaves
Jenell Ross
Martin P. Slark
The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Hub Group filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Hub Group specifically incorporates this report by reference therein.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS
The Board is asking our stockholders to ratify the Audit Committee’s appointment of E&Y as the Company’s independent registered public accounting firm for 2022. Although we are not required to obtain stockholder ratification of the selection of E&Y, our Board and Audit Committee believe that the selection of an independent registered public accounting firm is an important matter and in the best interests of stockholders.
Who is responsible for the selection of the independent auditor?
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor that is retained to audit our financial statements.
Was the Audit Committee involved in the lead audit partner selection process?
Yes. Prior to the selection of the current lead audit partner, the Chairman of the Audit Committee interviewed the lead audit partner candidates, and the Audit Committee discussed with management such candidates’ qualifications and experience.
Does the Audit Committee evaluate the independent auditor and the lead audit partner?
Yes. The Audit Committee annually evaluates the lead audit partner, as well as the independent auditor’s qualifications, performance, and independence. The evaluation, which includes the input of management, entails consideration of a broad range of factors, including the quality of services and sufficiency of resources that have been provided; the skills, knowledge, and experience of the firm and the audit team; the effectiveness and sufficiency of communications and interactions; independence and level of objectivity and professional skepticism; reasonableness of fees; and other factors.
Who has the Audit Committee selected as the independent registered public accounting firm?
After conducting the evaluation process discussed above, the Audit Committee selected E&Y as our independent auditor for 2022. E&Y has served in that capacity since October 2002. The Audit Committee and the Board of Directors believe that the continued retention of E&Y is in the best interests of Hub Group and our stockholders.
Will representatives of Ernst & Young LLP attend the Annual Meeting?
Yes. Representatives of E&Y have been requested and are expected to attend the virtual Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to any appropriate questions submitted by stockholders.
What if stockholders do not ratify the appointment?
If the appointment of E&Y as our independent registered public accounting firm for 2022 is not ratified by our stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the 2022 appointment will stand, unless the Audit Committee finds other good reason to make a change.
The Board unanimously recommends a vote “FOR” Proposal 3.

FEES PAID TO AUDITORS
The fees billed by E&Y in 2021 and 2020 for services provided to us were as follows:
	2021	2020
Audit Fees(1)	$2,350,557	$2,178,738
Audit-Related Fees(2)	$262,000	$265,000
Tax Fees(3)	$44,710	$17,467
All Other Fees	$—	$—
TOTAL	$2,657,267	$2,461,205
(1)
“Audit Fees” are the aggregate fees billed by E&Y for professional services rendered for the audit of the Company’s annual financial statements, audit of the effectiveness of the Company’s internal controls over financial reporting and review of the financial statements included in the Company’s quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements during 2021 and 2020.

(2)
“Audit-Related Fees” are the aggregate fees billed by E&Y during for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not included in the “audit fees” described above. The 2021 and 2020 Audit-Related Fees relate to acquisitions made by the Company, as well as assistance with financial due diligence for potential acquisitions.

(3)	“Tax Fees” are the aggregate billed by E&Y during 2021 and 2020 for tax compliance, tax advice and tax planning.
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the Company’s independent auditors and has established pre-approval policies and procedures for such services. Permissible non-audit services are those allowed under SEC regulations. The Audit Committee may approve certain specific categories of permissible non-audit services within an aggregated budgeted dollar limit upon the opinion that such services will not impair the independence of the independent auditor. The Audit Committee must approve on a project-by-project basis any permissible non-audit services that do not fall within a pre-approved category, or pre-approved permissible non-audit services that exceed the previously approved fees. The Audit Committee’s Chairman (or any Audit Committee member if the Chairman is unavailable) may pre-approve such services between Audit Committee meetings and must report to the Committee at its next meeting with respect to all services so pre-approved. All services provided by E&Y during 2021 and 2020 were approved by the Audit Committee and were permissible under applicable laws and regulations and will continue to be pre-approved by the Audit Committee.

PROPOSAL 4: APPROVAL OF THE HUB GROUP, INC. 2022 LONG-TERM INCENTIVE PLAN
The Board recommends approval of the 2022 Plan. The following summary of the 2022 Plan is qualified in its entirety by the complete text of the 2022 Plan contained in Appendix A.
Background
We currently maintain the Hub Group, Inc. 2017 Long-Term Incentive Plan (the “Prior Plan”). We have used shares available under the Prior Plan to make equity-based incentive awards to our employees, directors and other service providers to award and incentivize long-term growth. Our Prior Plan was an important component to our successful strategic hires and acquisitions, which has been critical to our growth and strategic positioning. Notably, we have used a significant amount of equity grants under our Prior Plan as sign on awards to executives joining us from acquired companies. For example, in October 2021, our Compensation Committee delegated to our Chief Executive Officer the ability to grant restricted stock valued at up to $20,000,000 in the aggregate to employees pursuant to the terms of our acquisition of Choptank Transport, LLC, which resulted in grants of 282,701 restricted stock awards based on the thirty-day average stock price preceding the closing date. We believe this usage has been critical to the success of our acquisition strategy. During the five-year period of our Prior Plan, as a result of our yield management and operational excellence initiatives, diversification efforts, investments, and a more favorable revenue mix due to our acquisitions and divestitures, our net income has grown 27% from $135 million in 2017 to $171 million in 2021. We expect significant continued growth in the near-term, targeting revenue between $5.5 billion and $6.5 billion by 2025.
To support such growth, we anticipate an increased need for equity compensation for our current team and for the team members we expect to onboard due to our growth and future acquisitions. On March 8, 2022, the Board adopted the 2022 Plan, to be effective upon approval of stockholders, in order to have in place a plan that includes provisions that are currently common in the market and to increase the number of Class A Shares that we have available for issuance as equity awards so that we can continue to make equity-based incentive awards to eligible employees, directors and other service providers to support our acquisition strategy and to continue to drive long-term stockholder return.
As of April 12, 2022, a total of 301,092 of our Class A Shares remain available to be issued upon exercise or settlement of outstanding awards under the Prior Plan, there was a total of 1,943,580 Full Value Awards outstanding under the Prior Plan, and there were no Options or SARs outstanding. If the 2022 Plan is approved by our stockholders, no future grants will be made under the Prior Plan. No awards will be made under the 2022 Plan prior to approval by our stockholders.
The 2022 Plan is not qualified under Section 401(a) of the Code, or, except for the deferred delivery of shares of Class A Shares, subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.
On March 29, 2022, the last reported sale price of a Class A Share on the NASDAQ stock market was $82.52 per share.
Purpose and Overview
The purpose of the 2022 Plan is to:
•	attract and retain persons who are eligible to participate in the 2022 Plan;
•
advance our interests and the interests of our stockholders by providing persons who are eligible to participate in the 2022 Plan, upon whose judgment, initiative and efforts we largely depend, with appropriate incentives to perform in a superior manner and achieve long-range goals; and

•
to further align the interests of Participants with those of our stockholders, and to thereby promote the growth and long-term financial interests of us and our related companies and long-term stockholder return.

Restriction on Repricing
The 2022 Plan includes a restriction providing that, without stockholder approval or other than as a result of adjustments in connection with corporate transactions, we cannot decrease the exercise price of an Option or SAR granted under the 2022 Plan after the date of grant or permit any Option or SAR granted under the

2022 Plan to be surrendered to us as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. In addition, except as approved by our stockholders, in no event may any Option or SAR granted under the 2022 Plan be surrendered to us in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is greater than the then current fair market value of a Class A Share.
Description of Plan
Administration
The 2022 Plan will be administered by a “Committee” selected by the Board. The Committee will consist of not fewer than two members of the Board (or such greater number as may be required for compliance with applicable securities laws or stock exchange rules). Unless removed by the Board or unless said committee no longer exists or does not satisfy the foregoing requirements or for other reasons determined by the Board, the Company’s Compensation Committee will be the Committee for purposes of this Plan. With respect to any Awards to Outside Directors, the Committee will be the Board. The Board may take any action under the 2022 Plan that would otherwise be the responsibility of the Committee. In the event that there is no Committee for any reason, only members of the Board who are independent directors may take action with respect to grants to employees. An “Outside Director” is any member of the Board who is not an employee of us or a related company.
The Committee has the authority to select the award recipients under the 2022 Plan who will thereby become Participants, determine the time or times of receipt of awards under the 2022 Plan, determine the types of awards and the number of Class A Shares or other amounts covered by the awards, establish the terms, conditions, performance criteria and targets, restrictions, and other provisions of Awards, modify the terms of, cancel or suspend awards, reissue or repurchase awards, and accelerate the exercisability or vesting of any Award, all subject to the terms and conditions of the 2022 Plan. The Committee also has the authority to conclusively interpret the 2022 Plan and to adopt rules and procedures relating to the 2022 Plan and awards made thereunder. Subject to stock exchange listing rules and applicable law, the Committee may delegate all or any portion of its responsibilities or powers under the 2022 Plan to persons selected by it.
The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on the Class A Shares acquired pursuant to the 2022 Plan as the Committee determines to be desirable, including conformity with our recoupment or clawback policies as in effect from time to time.
The 2022 Plan provides that no member or authorized delegate of the Committee will be liable to any person for any action taken or omitted in connection with the administration of the 2022 Plan unless attributable to such person’s own fraud or willful misconduct. In addition, the 2022 Plan provides that we will not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee. Finally, the 2022 Plan provides that the Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the 2022 Plan will be indemnified by us and our related companies against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. The 2022 Plan indemnification does not duplicate, but may supplement, any coverage available under any applicable insurance.
Eligibility
All officers, directors or other employees of us and a related company, consultants, independent contractors or agents of us or a related company, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of us or a related company including, in each case, Outside Directors, are eligible to receive awards under the 2022 Plan and thereby become Participants in the 2022 Plan. Awards to a person who is expected to become a service provider to us or a related company cannot be effective prior to the date on which such person’s service begins. Incentive stock options (“ISOs”) may only be granted to employees of us and our corporate related companies which satisfy certain Code requirements.
Generally, a company is a related company to us during any period that (i) it owns, directly or indirectly, at least 30% of the voting power of all classes of our stock (or the stock of a successor to us) entitled to vote or

(ii) it is effectively controlled by us, or at least 30% of its voting or profits interest is owned, directly or indirectly, by us, any entity that is a successor to us, or any entity that is a related company by reason of subparagraph (i) next above.
Approximately 253 employees were eligible on an annual basis to receive awards under the Prior Plan and in 2021, we granted equity awards under the Prior Plan of the type authorized in the 2022 Plan to all eligible persons.
Shares Available for Awards
Awards may be made under the 2022 Plan with respect to Class A Shares currently authorized but unissued or, as permitted by applicable law, currently held or acquired by us as treasury shares, including Class A Shares purchased in the open market or in private transactions. At the discretion of the Committee, an award under the 2022 Plan may be settled in cash rather than Class A Shares or vice versa.
Substitute Awards will not reduce the number of Class A Shares that may be issued under the 2022 Plan. Generally, a “Substitute Award” is an award that is granted or Class A Shares issued by us in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by us or a related company or with which we or a related company combines.
The maximum number of Class A Shares that may be delivered under the 2022 Plan is equal to 1,500,000 shares. Class A Shares that are subject to awards under the 2022 Plan or awards that were granted under the Prior Plan and that are outstanding on the date the 2022 Plan is approved by our stockholders (other than Substitute Awards), in either case that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of shares, including shares that are attributable to awards that are settled in cash, will again be available for grant under the 2022 Plan and will be added back to the shares reserved for issuance under the 2022 Plan on a one for one basis. The following shares, however, will not again be available for grant under the 2022 Plan and will not be added back to the shares reserved for issuance under the 2022 Plan: (a) shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (b) shares tendered or withheld to pay the exercise price or withholding taxes relating to any outstanding Option or SAR, or (c) shares that are purchased by us in the open market pursuant to any repurchase plan or program, whether using Option proceeds or otherwise.
The following additional limits apply to awards under the 2022 Plan:
•
the maximum number of Class A Shares that may be delivered to Participants and their beneficiaries with respect to ISOs under the 2022 Plan will be equal to the overall number of shares reserved for issuance under the 2022 Plan; provided that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules will apply to the limit on ISOs granted under the 2022 Plan; and

•	in the case of any award to an Outside Director, in no event will the dollar value of the award granted to any Director for any calendar year (determined as of the date of grant) exceed $1,000,000.
In the event of a corporate transaction, including a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination or other corporate transaction, that affects the Class A Shares such that the Committee determines that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of awards under the 2022 Plan, the Committee will make the following adjustments to awards in the manner that it determines to be equitable in its sole discretion:
•
adjustment of the number and kind of shares (or the amount of cash) which may be delivered under the 2022 Plan (including adjustments to the individual limitations on Outside Directors described above);

•	adjustment of the number and kind of shares (and the amount of cash) subject to outstanding awards;
•	adjustment of the exercise price of outstanding Options and SARs; and

•	any other adjustments that the Committee determines to be equitable, which may include, without limitation,
○	replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and
○
cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Class A Shares subject to the Option or SAR at the time of the transaction over the exercise price.

Types of Awards
Options. The Committee may grant Options to purchase Class A Shares, which Options may be either ISOs or non-qualified stock options (“NQOs”). The exercise price of an Option must be no less than the fair market value of a Class A Share on the date the Option is granted. ISOs may only be granted to employees of us or our permitted corporate subsidiaries and must satisfy other requirements of section 422 of the Code. An Option will be deemed to be a NQO unless it is specifically designated by the Committee as an ISO and/or to the extent that it does not otherwise satisfy the requirements of an ISO. Except for reductions approved by our stockholders or adjustment for corporate transactions, the exercise price of an Option may not be decreased after the date of grant nor may an Option be surrendered to us as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. In addition, except as approved by our stockholders, no Option granted under the 2022 Plan may be surrendered to us in consideration of a cash payment if, at the time of such surrender, the exercise price of the Option is greater than the then fair market value of a Class A Share. Options will be exercisable in accordance with the terms established by the Committee. The full exercise price of each Class A Share purchased upon the exercise of any Option must be paid at the time of exercise of the Option (except that if the exercise price is payable through the use of a cashless exercise arrangement approved by the Committee, the exercise price may be paid as soon as practicable after exercise). Subject to applicable law, the exercise price of an Option may be payable in cash (or its equivalent), Class A Shares (valued at fair market value as of the day of exercise and including by way of a net exercise), by a combination thereof, or by any other method approved by the Committee at the time of grant. The Committee may also authorize a third party cashless exercise program. No Class A Shares may be used to pay any portion of the exercise price unless the holder thereof has good title, free and clear of all liens and encumbrances. The Committee may not grant dividend or dividend equivalent rights (current or deferred) with respect to any Option or SAR granted under the 2022 Plan.
Except as provided by the Committee, an Option will expire on the earliest to occur of the following:
•
if the Participant’s termination date occurs by reason of retirement (as defined in the 2022 Plan), death or disability (as defined in the 2022 Plan), the one-year anniversary of such Date of Termination;

•
if the Participant’s termination date occurs for reasons other than retirement, death or disability and is not as a result of a termination by us or a related company for cause, 90 days following such termination date; or

•	if the Participant’s termination date occurs by reason of termination by us or a related company for cause, the termination date.
In any event, an Option will expire no later than the 10th anniversary of the date on which it is granted (or such shorter period required by the rules of any stock exchange on which the Class A Shares are listed).
SARs. A SAR entitles the Participant to receive the amount (in cash or Class A Shares) by which the fair market value of a specified number of Class A Shares on the exercise date exceeds an exercise price established by the Committee, which exercise price may not be less than the fair market value of the Class A Shares at the time the SAR is granted. Generally, a SAR will be exercisable in accordance with the terms established by the Committee and SARs are generally subject to the same terms and restrictions as apply to Options as described above (except for matters, such as payment of the exercise price, which do not apply to SARs), including the prohibition on lowering of the exercise price, exchanges of the SAR for cash or other awards, and the expiration date provisions.

Full Value Awards. A Full Value Award is a grant of one or more Class A Shares or a right to receive one or more Class A Shares in the future (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units). Such grants may be subject to such conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value awards that have not been earned or vested.
Special Minimum Vesting Rules
Subject to the other terms and conditions of the 2022 Plan, and except for Awards granted under the 2022 Plan with respect to shares of Stock that do not exceed, in the aggregate, five percent (5%) of the total number of shares of Stock reserved for issuance under the 2022 Plan, the required period of service for any award for which Class A Shares may be issued upon settlement shall be at least one year.
Change in Control
Except as provided by the Committee or otherwise in the 2022 Plan (or an agreement reflecting an applicable award), upon the occurrence of a Change in Control (as defined in the 2022 Plan):
•	All outstanding Options and SARs will become fully exercisable.
•
All Full Value Awards will become fully vested; provided, however, that any Full Value Award that is performance-based will become vested at the greater of (i) the target level of performance or (ii) the actual level of performance determined as of the date of the Change in Control.

To the extent any provision of the 2022 Plan or an award agreement would cause a payment of deferred compensation that is subject to section 409A of the Code to be made upon the occurrence of a Change in Control, then such payment will not be made unless such Change in Control also constitutes a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the company’s assets” within the meaning of section 409A of the Code.
Non-U.S. Employees
The Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the 2022 Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the 2022 Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which we or a related company operates or has employees. The foregoing cannot be applied to increase the share limitations under the 2022 Plan or to otherwise change any provision of the 2022 Plan that would otherwise require the approval of our stockholders.
Other Plan Information
Awards under the 2022 Plan are not transferable except as designated by the Participant by will or by laws of descent and distribution. The Committee, however, may permit Awards (other than an ISO) to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family or in connection with a qualified domestic relations order) in accordance with rules established by the Committee.
All awards and distributions under the 2022 Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Class A Shares or other benefits under the 2022 Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Class A Shares that the Participant already owns, or through the surrender of Class A Shares to which the Participant is otherwise entitled under the 2022 Plan; provided, however, (i) the amount withheld in the form of Class A Shares may not exceed the minimum statutory withholding obligation (based on the minimum statutory withholding rates for Federal and state purposes, including, without limitation, payroll taxes) unless otherwise elected by the

Participant, (ii) in no event will the Participant be permitted to elect less than the minimum statutory withholding obligation, and (iii) in no event will the Participant be permitted to elect to have an amount withheld in the form of Class A Shares that exceeds the maximum individual tax rate for the employee in applicable jurisdictions.
Amendment and Termination.
The Board may, at any time, amend or terminate the 2022 Plan, and the Board or the Committee may amend any award agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any award granted under the 2022 Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable). The provisions of the 2022 Plan that prohibit repricing of Options and SARs cannot be amended unless the amendment is approved by our stockholders and no other amendment will be made to the 2022 Plan without the approval of our stockholders if such approval is required by law or the rules of any stock exchange on which the Class A Shares is listed. Adjustment to awards made in connection with corporate transactions and amendments to conform the 2022 Plan to the requirements of 409A of the Code are not subject to the foregoing restrictions (other than changes requiring stockholder approval, if applicable).
U.S. Federal Income Tax Considerations
The discussion which follows is a summary, based on current law, of some significant U.S. federal income tax considerations relating to awards under the 2022 Plan. The following is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2022 Plan.
NQOs. The grant of an NQO will not result in taxable income to the Participant. Generally, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Class A Shares acquired over the exercise price for those Class A Shares, and we will be entitled to a corresponding deduction.
The exercise of an NQO through the delivery of previously acquired Class A Shares will generally be treated as a non-taxable, like-kind exchange as to the number of Class A Shares surrendered and the identical number of Class A Shares received under the Option. That number of Class A Shares will take the same basis and, for capital gains purposes, the same holding period as the Class A Shares that are given up. The value of the Class A Shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the Participant at the time of the exercise. The excess Class A Shares will have a new holding period for capital gain purposes and a basis equal to the value of such Class A Shares determined at the time of exercise.
ISOs. The grant of an ISO will not result in taxable income to the Participant. The exercise of an ISO will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of us or a corporate subsidiary during the period beginning on the date of the grant of the Option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code).
If the Participant does not sell or otherwise dispose of the Class A Shares within two years from the date of the grant of the ISO or within one year after receiving the transfer of such Class A Shares, then, upon disposition of such Class A Shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and we will not be entitled to any deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and a corresponding deduction will be allowed to us, at the time of the disposition of the Class A Shares, in an amount equal to the lesser of (a) the excess of the fair market value of the Class A Shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the Class A Shares over the exercise price. If the amount realized exceeds the value of the Class A Shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the Class A Shares.

The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of Class A Shares given up and the identical number of Class A Shares received under the Option. That number of Class A Shares will take the same basis and, for capital gain purposes, the same holding period as the Class A Shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new Class A Shares to receive ISO treatment. Common shares received in excess of the number of Class A Shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess Class A Shares received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the Class A Shares received from the exchange, it will be treated as a disqualifying disposition of the Class A Shares with the lowest basis.
SARs. A Participant generally will not realize any taxable income upon the grant of a SAR. Upon the exercise of the SAR, the Participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the Class A Shares received by the Participant as a result of such exercise. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the Participant.
Full Value Awards. The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of Class A Shares depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the Participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the Participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the Participant elects to be taxed at the time of the grant of such shares under section 83(b) of the Code, the Participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the Participant will be entitled to no deduction on account thereof. The Participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the Participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.
In the case of other Full Value Awards, such as restricted stock units or performance stock units, the Participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the Participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), Participants will generally recognize ordinary income when the award is paid or settled.
We generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the Participant.
Parachute Payments. Any acceleration of the vesting or payment of awards under the 2022 Plan in the event of a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the Participant to a 20 percent excise tax and preclude our deduction for such payments.

Equity Compensation Plan Information. The table below sets forth the following information as of December 31, 2021 for (i) all compensation plans previously approved by our shareholders and (ii) all compensation plans not previously approved by our shareholders:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	$—	401,451
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	401,451
Other Information. Approval of the 2022 Plan will require the affirmative vote of the holders of shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, with the result that shares that abstain from voting would count as votes against the 2022 Plan and broker non-votes would have no effect on the outcome.
New Plan Benefits. Our executive officers and directors have an interest in the approval of the 2022 Plan because it relates to the issuance of share-based awards for which executive officers and non-employee directors may be eligible. The specific individuals who will be granted awards under the 2022 Plan and the type and amount of any such awards will be determined at the discretion of the Compensation Committee. Accordingly, future awards to be received by or allocated to particular individuals under the Plan, including our Named Executive Officers, executive officers and non-employee directors are not presently determinable. Grants under the Prior Plan in 2021 to the Company’s Named Executive Officers are shown in the 2021 Grants of Plan-Based Awards table and to the Company’s non-employee directors are shown in the 2021 Director Compensation table:
The Board of Directors recommends that you vote FOR Proposal 4.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING
All stockholder proposals and notices discussed below must be mailed to Corporate Secretary, Hub Group, Inc., 2000 Clearwater Drive, Oak Brook, Illinois 60523. Stockholder proposals and director nominations that are not included in our proxy materials will not be considered at any annual meeting of stockholders unless such proposals have complied with the requirements of our amended and restated Bylaws.
Stockholder Proposals
Proposals of eligible stockholders that comply with Exchange Act Rule 14a-8 must be received in writing by the Corporate Secretary no later than December 13, 2022, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2023 Annual Meeting.
New Business at 2023 Annual Meeting
The Company anticipates that the 2023 Annual Meeting will be held in May 2023. If a stockholder desires to submit a proposal for consideration at the 2023 Annual Meeting, written notice of such stockholder’s intent to make such a proposal must be given and received by the Corporate Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 23, 2023 nor later than March 25, 2023. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2023 Annual Meeting and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at 2023 Annual Meeting and any material interest of the stockholder in such business. The presiding officer of the 2023 Annual Meeting will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2023 Annual Meeting will not be considered.
By order of the Board of Directors,
THOMAS P. LAFRANCE Secretary
Oak Brook, Illinois April 12, 2022
Each stockholder, whether or not he or she expects to access the virtual Annual Meeting, is requested to please vote your proxy either by mail, telephone or over the Internet as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

APPENDIX A
HUB GROUP, INC.
2022 LONG-TERM INCENTIVE PLAN
SECTION 1 GENERAL.
1.1 Purpose. The Hub Group, Inc. 2022 Long-Term Incentive Plan (the “Plan”) has been established by Hub Group, Inc. (the “Company”) to (a) attract and retain employees, directors and other persons providing services to the Company and its Related Companies (as defined herein); (b) advance the interests of the Company and its stockholders by providing employees, directors and other persons providing services to the Company and its Related Companies, upon whose judgment, initiative and efforts the Company largely depends, with appropriate incentives to perform in a superior manner and achieve long-range goals, and (c) to further align the interests of Participants with those of the Company’s stockholders, and to thereby promote the growth and long-term financial interests of the Company and the Related Companies and long-term stockholder return.
1.2 Defined Terms. Capitalized terms used herein which are not otherwise defined in the Plan shall have the meaning set forth in Section 9 hereof.
SECTION 2 ELIGIBILITY AND PARTICIPATION.
Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. In the discretion of the Committee, and subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise provided by the Committee, or except as otherwise provided in the Plan or Award Agreement, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.
SECTION 3 ADMINISTRATION.
3.1 Committee. The authority to control and manage the operation and administration of the Plan shall be vested in the committee as described in this Section 3 (the “Committee”) in accordance with this Section 3. The following shall apply with respect to the composition of the Committee:
(a)
The Committee shall be selected by the Board subject to the terms and conditions of this subsection 3.1. Unless removed by the Board or unless said committee no longer exists or does not satisfy the requirements of this subsection 3.1, or for other reasons determined by the Board, the Company’s Compensation Committee shall be the Committee for purposes of this Plan. With respect to any Awards to Outside Directors, the Committee shall be the Board.

(b)
The Committee shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable securities exchange listing requirements.

(c)
The Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that in the event that there is no Committee for any reason, only members of the Board who are independent directors shall take action pursuant to this sentence with respect to grants to employees.

3.2 Powers of Committee. The Committee’s authority under the Plan shall be subject to the following, and shall be further subject to the other terms and conditions of the Plan:
(a)
The Committee will have the authority and discretion to (i) select from among Eligible Individuals those persons who will receive Awards under the Plan, (ii) determine the time or times of receipt of Awards under the Plan, (iii) determine the types of Awards and the number of shares of Stock or other amounts covered by the Awards, (iv) establish the terms, conditions, performance criteria and targets, restrictions, and other provisions of Awards, (v) modify the terms of, cancel or suspend Awards, (vi) reissue or repurchase Awards, and (vii) accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective individual, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.
(b)
The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(d)
In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company and applicable state corporate law.

3.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
3.4 Grant and Use of Awards. Without limiting the generality of the other provisions of the Plan, Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion shares of common stock of which is acquired by the Company or a Related Company). The Committee may use available shares of Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company assumed in business combinations.
3.5 Information to be Furnished to Committee. The Employer shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employer as to an employee’s or Participant’s employment or service, termination of employment or service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
3.6 Limitation on Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employer be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employer. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan shall be indemnified by the Employer against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.
SECTION 4 SHARES SUBJECT TO PLAN AND OTHER LIMITATIONS.
4.1 Shares and Other Amounts Subject to the Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:
(a)
The shares of Stock with respect to which Awards may be made under the Plan shall be shares of Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Stock purchased in the open market or in private transactions.

(b)
Subject to the provisions of subsection 4.3, the maximum number of shares of Stock that may be issued with respect to Awards under the Plan from and after the Approval Date shall be equal to 1,500,000. Notwithstanding the foregoing:

(i)
Shares of Stock covered by an Award shall only be counted as used to the extent that they are actually used. A share of Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Stock available for issuance under the Plan by one.

(ii)
Any shares of Stock (A) that are subject to Awards granted under the Plan or (B) that are subject to awards that were granted under the Prior Plan and that are outstanding on the Effective Date, in either case that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares shall again be available for grant under the Plan and shall be added back to the shares reserved for issuance under the Plan on a one for one basis. For the avoidance of doubt, however, (A) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (B) shares of Stock tendered or withheld to pay the Exercise Price or withholding taxes relating to any outstanding Option or SAR, or (C) shares of Stock that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using Option proceeds or otherwise, shall not again be available for grant under the Plan and shall not be added to the shares reserved for issuance under the Plan.

(c)
Subject to the terms and conditions of the Plan, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to Incentive Stock Options under the Plan shall be equal to the number determined under paragraph 4.1(b); provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options granted under the Plan.

(d)
Substitute Awards shall not reduce the number of shares of Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to subsection 4.2.

(e)
Except as expressly provided by the terms of this Plan, the issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(f)	To the extent provided by the Committee, any Award may be settled in cash rather than in Stock and vice versa.
4.2 Outside Director Compensation. In the case of any Award to an Outside Director, in no event shall the dollar value of the Award granted to any Director for any calendar year (determined as of the date of grant) exceed $1,000,000.
4.3 Adjustments. In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares which may be delivered under the Plan; (b) adjust the number and kind of shares (or the amount of cash) that may be granted to an individual during any specified time as described in subsection 4.2; (c) adjust the number and kind of shares (and the amount of cash) subject to outstanding Awards; (d) adjust the Exercise Price of outstanding Options and SARs; and (e) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be equal to the value of the shares of Stock subject to the Option or SAR at the time of the transaction less the Exercise Price).
4.4 Special Vesting Rules. Subject to the other terms and conditions of the Plan, and except for Awards granted under the Plan with respect to shares of Stock that do not exceed, in the aggregate, five percent (5%) of the total number of shares of Stock reserved for issuance pursuant to paragraph 4.1(b), the required period of service for any Award for which shares of Stock may be issued upon settlement shall be at least one year.
SECTION 5 OPTIONS AND STOCK APPRECIATION RIGHTS.
5.1 Definitions.
(a)
The grant of an “Option” under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee at the time the Option is granted. Options granted under this Section 5 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that Incentive Stock Options may only be granted to employees of the Company or an Affiliate. An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option and/or to the extent that it does not otherwise satisfy the requirements of an Incentive Stock Option.

(b)
A grant of a “Stock Appreciation Right” or “SAR” entitles the Participant to receive, in cash or shares of Stock (as determined in accordance with the terms of the Plan) value equal to: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; less (ii) an Exercise Price established by the Committee at the time of grant.

5.2 Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 5 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividend or dividend equivalent rights (current or deferred) with respect to any Option or SAR granted under the Plan.
5.3 Tandem Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Stock at the time of such grant.
5.4 Exercise Price. The “Exercise Price” of an Option or SAR shall be established by the Committee at the time the Option or SAR is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Stock on such date (or, if greater, the par value of a share of Stock on such date); provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price may not be less than 110% of the Fair Market Value of a share of Stock on the date of grant.
5.5 Exercisability/Vesting. An Option or SAR granted under the Plan shall be exercisable in accordance with the following:
(a)
The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of stock ownership guidelines by the Participant.

(b)	No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the Expiration Date applicable thereto.

5.6 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 5 shall be subject to the following:
(a)
Subject to the following provisions of this subsection 5.6, the full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of a cashless exercise arrangement described in paragraph 5.6(c), payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares of Stock so purchased shall be delivered to the person entitled thereto or shares of Stock so purchased shall otherwise be registered in the name of the Participant on the records of the Company’s transfer agent and credited to the Participant’s account.

(b)
Subject to applicable law, the Exercise Price may be paid (i) in cash or its equivalent, (ii) by tendering (either by actual delivery or attestation and including by way of a net exercise) shares of Stock acceptable to the Committee and having a fair market value at the time of exercise equal to the Exercise Price, (iii) by a combination of (i) and (ii), and (iv) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement; provided, however, that shares of Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.

(c)
The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any required tax withholding resulting from such exercise.

5.7 No Repricing. Except for either adjustments pursuant to subsection 4.3 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock.
5.8 Expiration Date. The “Expiration Date” with respect to an Option or SAR means the following dates unless a different date is established as the Expiration Date by the Committee at the time of the grant); provided, however, that the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted (the five-year anniversary in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) or the date required by applicable law or the rules of any securities exchange on which the Stock is listed:
(a)	if the Participant’s Date of Termination occurs by reason of Retirement, death or Disability, the one-year anniversary of such Date of Termination;
(b)
if the Participant’s Date of Termination, occurs for reasons other than Retirement, death or Disability and is not a termination by the Employer for cause, 90 days following such Date of Termination; or

(c)	if the Participant’s Date of Termination occurs by reason of termination by the Employer for cause, the Date of Termination.
SECTION 6 FULL VALUE AWARDS.
A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (including restricted stock, restricted stock units, performance shares, and performance units) which is contingent on continuing service, the achievement of performance objectives during a specified performance period, or other restrictions as determined by the Committee. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.

SECTION 7 CHANGE IN CONTROL.
Subject to the provisions of subsection 4.3 (relating to the adjustment of shares), and except as otherwise determined by the Committee, upon the occurrence of a Change in Control:
(a)	All outstanding Options and SARs (regardless of whether in tandem) shall become fully exercisable.
(b)
All Full Value Awards shall become fully vested; provided, however, that any Full Value Award that is performance-based shall become vested at the greater of (i) the target level of performance or (ii) the actual level of performance determined as of the date of the Change in Control.

To the extent any provision of the Plan or an Award Agreement would cause a payment of deferred compensation that is subject to section 409A of the Code to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of section 409A of the Code.
SECTION 8 OPERATION AND ADMINISTRATION..
8.1 Adoption; Effect on Prior Plan; Duration . The Plan was adopted by the Board on March 8, 2022, subject to approval of the Company’s stockholders. No Awards may be made under the Plan prior to the Approval Date. From and after the Approval Date, no awards shall be made under the Prior Plan. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the tenth anniversary of the Approval Date.
8.2 Limits on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable law (including, without limitation, the requirements of the Securities Act of 1933, as amended) and the applicable requirements of any securities exchange or similar entity.

(b)
In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)
To the extent that the Plan provides for issuance of certificates to reflect the transfer of Stock, the transfer of such Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any securities exchange on which the Stock is listed.

8.3 Settlements and Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment (other than Option or SAR other than to the extent permitted by section 409A of the Code), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.
8.4 Restrictions on Shares and Awards. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any Awards under the Plan and any shares of Stock issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.
8.5 Dividends and Dividend Equivalents. An Award (other than an Option or a SAR Award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Stock subject to the Award (both before and after the shares of Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or shares of Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock or Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Awards that have not been earned or vested.
8.6 Withholding. All Awards and distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied (a) through cash payment by the Participant, (b) through the surrender of shares of Stock which the Participant already owns, or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that (i) the amount withheld in the form of shares of Stock under this subsection 8.6 may not exceed the minimum statutory withholding obligation (based on the minimum statutory withholding rates for Federal and state purposes, including, without limitation, payroll taxes) unless otherwise elected by the Participant, (ii) in no event shall the Participant be permitted to elect less than the minimum statutory withholding obligation, and (iii) in no event shall the Participant be permitted to elect to have an amount withheld in the form of shares of Stock pursuant to this Section 8.6 that exceeds the maximum individual tax rate for the employee in applicable jurisdictions.
8.7 Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 8.7 the Committee may permit awards under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family or in connection with a qualified domestic relations order), in accordance with rules established by the Committee.
8.8 Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered in person, mailed by registered mail, postage prepaid, or sent by nationally recognized courier service to the Committee, in care of the Company at its at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.
8.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
8.10 Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an “Award Agreement” with the Company in a form specified by the Committee, evidencing the Award under the Plan, agreeing to the terms and conditions of the Plan and agreeing to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.
8.11 Limitation of Implied Rights.
(a)
Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employer whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employer. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of the Employer shall be sufficient to pay any benefits to any person.
(b)
The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

8.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
8.13 Gender and Number. Where the context admits, words in any gender shall include any other gender (or no gender), words in the singular shall include the plural and the plural shall include the singular.
8.14 Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.
8.15 Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Related Company operates or has employees. The foregoing provisions of this subsection 8.15 shall not be applied to increase the share limitations of Section 4 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s stockholders.
SECTION 9 DEFINED TERMS. For purposes of the Plan, the terms listed below shall be defined as follows:
(a)	Affiliate. The term “Affiliate” means any entity which is a parent corporation (as defined in section 424(e) of the Code) or a subsidiary corporation (as defined in section 424(f) of the Code).
(b)	Approval Date. The term “Approval Date” means the date on which the Plan is approved by the Company’s stockholders.
(c)	Award. The term “Award” means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, or Full Value Awards.
(d)	Award Agreement. The term “Award Agreement” means an agreement evidencing the grant of an Award hereunder as described in subsection 8.10 of the Plan.
(e)	Board. The term “Board” means the Board of Directors of the Company.
(f)
Change in Control. For purposes of the Plan, the term “Change in Control” means a change in the beneficial ownership of the voting Stock or a change in the composition of the Board which occurs as follows:

(i)
Any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of Stock representing 50 percent or more of the total voting power of the then outstanding Stock.

(ii)
A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the Stock, which has not been negotiated and approved by the Board. In case of a tender offer described in this subparagraph (ii), the Change in Control will be deemed to have occurred upon the closing of the offer if, upon such closing, the person (using the definition in subparagraph (i) above) making the offer owns or has accepted for payment Stock with 25 percent or more of the total voting power of the Stock.
(iii)
Individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

(g)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
(h)	Committee. The term “Committee” is defined in subsection 3.1 of the Plan.
(i)	Company. The term “Company” means Hub Group, Inc.
(j)
Date of Termination. A Participant’s “Date of Termination” shall be the date that his service with the Company and the Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that a Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Employer approved by the Participant’s employer. In the case of an Outside Director, the “Date of Termination” means the date on which an individual ceases to be a member of the Board.

(k)
Disability. A Participant shall be considered to have a “Disability” during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(l)
Eligible Individual. The term “Eligible Individual” means any officer, director or other employee of the Company or a Related Company, consultants, independent contractors or agents of the Company or a Related Company, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of the Company or a Related Company (but effective no earlier than the date on which such Person begins to provide services to the Company or a Related Company), including, in each case, Outside Directors.

(m)	Employer. The term “Employer” means, collectively, the Company and all Related Companies.
(n)	Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)	Exercise Price. The term “Exercise Price” is defined in subsection 5.4 of the Plan.
(p)	Expiration Date. The term “Expiration Date” is defined in subsection 5.8 of the Plan.
(q)
Fair Market Value. The term “Fair Market Value” of a share of Stock as of any date means the closing market composite price for such Stock as reported for the NASDAQ Stock Exchange on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded. If the Stock is not at the time listed or admitted to trading on a securities exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market. If the Stock is not listed or admitted to trading on any securities exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

(r)	Full Value Award. The term “Full Value Award” is defined in subsection 6.1 of the Plan.
(s)
Incentive Stock Option. The term “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code.

(t)	Non-Qualified Option. The term “Non-Qualified Option” means an Option that is not intended to be an Incentive Stock Option.
(u)	Option. The term “Option” is defined in paragraph 5.1(a) of the Plan.

(v)	Outside Director. The term “Outside Director” means each member of the Board who is not an employee of the Company or any Related Company.
(w)	Participant. The term “Participant” is defined in Section 2 of the Plan.
(x)	Plan. The term “Plan” means this Hub Group, Inc. 2022 Long-Term Incentive Plan, as defined in subsection 1.1.
(y)	Prior Plan. The term “Prior Plan” means the Hub Group, Inc. 2017 Long-Term Incentive Plan.
(z)
Related Companies. The term “Related Company” means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least thirty percent of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which either (A) it is effectively controlled by, or (B) at least thirty percent of its voting or profits interest is owned, directly or indirectly, by, the Company, any entity that is a successor to the Company or any entity that is a Related Company by reason of subparagraph (i) next above.

(aa)
Retirement. The term “Retirement” means, except as provided by the Committee, (i) in the case of a Participant who is not an Outside Director, the occurrence of the Participant’s Date of Termination for reasons other than death or Disability or termination by the Employer for cause on or after the date on which the Participant (A) attains age 55, or (B) attains age 50 and has completed at least 10 continuous years of service with the Employer, and (ii) in the case of a Participant who is an Outside Director, the occurrence of the Outside Director’s Termination of Service on or after his attainment of age 65 for reasons other than death or Disability (and not removal for cause).

(bb)	SEC. The term “SEC” means the Securities and Exchange Commission.
(cc)	Stock. The term “Stock” means shares of Class A common stock of the Company.
(dd)	Stock Appreciation Right or SAR. The term “Stock Appreciation Right” or SAR” is defined in paragraph 5.1(b) of the Plan.
(ee)
Substitute Award. The term “Substitute Award” means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Related Company or with which the Company or any Related Company combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under subsection 5.7 (related to Options and SAR repricing).

(ff)
Ten Percent Shareholder. The term “Ten Percent Shareholder” means an employee of the Company or any of its Affiliates who, as of the date of grant of an Incentive Stock Option to such Eligible Individual, owns stock possessing more than 10 percent of the combined voting power of all classes stock of the Company and all of its Affiliates.

SECTION 10 AMENDMENT AND TERMINATION
The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 4.3 shall not be subject to the foregoing limitations of this Section 10; and further provided that the provisions of subsection 5.7 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company’s stockholders; and provided further that, no other amendment shall be made to the Plan without the approval of the Company’s stockholders if such approval is required by law or the rules of any securities exchange on which the Stock is listed. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to section 409A of the Code (notwithstanding the foregoing restrictions of this Section 10 other than the provisions requiring stockholder approval) Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with section 409A of the Code and the Committee is under no obligation to make any changes to any Award to cause such compliance.

HUB GROUP, INC.
C/O THOMAS P. LAFRANCE
2000 CLEARWATER DRIVE
OAK BROOK, IL 60523

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) David P. Yeager
02) Mary H. Boosalis
03) Michael E. Flannery
04) James C. Kenny
05) Peter B. McNitt
06) Charles R. Reaves
07) Martin P. Slark
08) Jenell R. Ross

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Advisory vote to approve executive compensation.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as Hub Group's independent registered accounting firm.	☐	☐	☐
4. Approval of the Hub Group, Inc. 2022 Long-Term Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000559318_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Proxy Statement is/are available at www.proxyvote.com .

HUB GROUP, INC.
Annual Meeting of Shareholders
May 24, 2022 10:00 AM, CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David P. Yeager, Phillip D. Yeager and Thomas F. LaFrance, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of HUB GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CDT on May 24, 2022, virtually at www.virtualshareholdermeeting.com/HUBG2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000559318_2 R1.0.0.24